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Exhibit 4.2

EDWARDS LIFESCIENCES CORPORATION,

as Issuer

JPMORGAN CHASE BANK,

as Trustee

Up to $150,000,000 Aggregate Principal Amount of

3.875% Convertible Senior Debentures due 2033

INDENTURE

Dated as of May 9, 2003

TABLE OF CONTENTS*

*
Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

i

SCHEDULE I	Projected Payment Schedule
EXHIBIT A	Form of Security
EXHIBIT B	Form of Restrictive Legend for shares of Common Stock Issued Upon Conversion
EXHIBIT C	Form of Purchase Notice and Change in Control Purchase Notice

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	9.08; 9.10
	(c)	N.A.
311	(a)	9.11
	(b)	9.11
	(c)	N.A.
312	(a)	2.5
	(b)	13.3
	(c)	13.3
313	(a)	9.6
	(b)(1)	9.6
	(b)(2)	9.6
	(c)	13.2
	(d)	9.6
314	(a)	6.2; 6.3; 13.2
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.5
	(f)	N.A.
315	(a)	9.1
	(b)	9.5; 13.2
	(c)	9.1
	(d)	9.1
	(e)	8.11
316	(a)(last sentence)	2.8
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
317	(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4
318	(a)	13.1

N.A. means Not Applicable

*
Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

        INDENTURE dated as of May 9, 2003 between EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.875% Convertible Senior Debentures due 2033:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1.    Definitions.

        "Act" has the meanings set forth in Section 1.4(a).

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent Members" has the meaning set forth in Section 2.1(b).

        "Aggregate Value" has the meaning set forth in Section 12.3(d).

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

        "Base Amount" has the meaning set forth in Section 12.3(d).

        "Bid Solicitation Agent" has the meaning set forth in Section 2.3 hereof.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a resolution of the Board of Directors.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Certificated Securities" means Securities registered in the name of any Person other than the Depositary and that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

        A "Change in Control" shall be deemed to have occurred at the time after the date of this Indenture that any of the following occurs: (a) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan, employee stock purchase plan, employee stock ownership plan, 401(k) plan or other similar plan maintained by the Company or any of its Subsidiaries or for the benefit of any of the officers, directors or employees of the Company or any of its Subsidiaries, files a Schedule TO or Schedule 13D (or any successor thereto) under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Voting Equity of the Company representing more than 50% of the total voting power of all of the Company's outstanding Common Voting Equity; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into Cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company's Subsidiaries (provided, however, that a transaction where the holders of more than 50% of the total voting power of all of the Company's outstanding Common Voting Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of all of the outstanding Common Voting Equity of the continuing, successor, surviving or transferee entity immediately after such event shall not constitute a Change in Control); or (c) Continuing Directors cease to constitute at least a majority of the Company's board of directors; provided, however, that a Change in Control shall not be deemed to have occurred if either (I) the Last Reported Sale Price of the Common Stock for any five Trading Days (whether or not consecutive) within the 10 consecutive Trading Days ending immediately before the later of the date of the Change in Control or the date of the announcement thereof equals or exceeds 105% of the Conversion Price per share of Common Stock in effect on each of those Trading Days or (II) at least 90% of the consideration, excluding Cash payments for fractional shares, in the transaction or transactions constituting the Change in Control consists (or, when issued or exchanged in connection with the Change in Control, will consist) of shares of common stock or other common equity securities traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or which shall be so traded or quoted when issued or exchanged in connection with such Change in Control (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities, excluding Cash payments for fractional shares.

        "Change in Control Company Notice" has the meaning set forth in Section 5.2(a).

        "Change in Control Company Notice Date" has the meaning set forth in Section 5.2(a).

        "Change in Control Purchase Date" has the meaning set forth in Section 5.1(a).

        "Change in Control Purchase Notice" has the meaning set forth in Section 5.1(c).

        "Change in Control Purchase Price" has the meaning set forth in Section 5.1(a).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, $1.00 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of capital stock of the Company into which such Common Stock shall be reclassified or changed.

        "Common Stock Transfer Certificate" has the meaning set forth in Section 2.12(e).

        "Common Voting Equity" means, with respect to any Person, any class or series of common stock or other common equity of such Person (a) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person and (b) which is ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

        "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it consistent with the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

        "Company Purchase Notice" has the meaning set forth in Section 4.2(a).

        "Company Purchase Notice Date" has the meaning set forth in Section 4.2(a).

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President.

        "Contingent Interest" has the meaning set forth in Exhibit A attached hereto. All references herein or in the Securities to interest accrued or payable as of any date shall include Contingent Interest accrued or payable as of such date to the extent that, in such context, Contingent Interest is, was or would be payable in respect of the Securities pursuant to the terms of the Securities, and express mention of the payment of Contingent Interest (if applicable) in any provision hereof shall not be construed as excluding Contingent Interest in those provisions hereof where no express mention is not made. Anything in this Indenture or the Securities to the contrary notwithstanding, Contingent Interest, if any, shall only be payable under the circumstances specified in the Securities.

        "Continuing Director" means a director who either was a member of the Company's board of directors on May 6, 2003 or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by stockholders of the Company is duly approved by a majority of the Continuing Directors on the Company's board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's entire board of directors in which such individual is named as a nominee for director. In the event that the Company does not have directors, then references in the preceding sentence to "directors" shall be deemed to mean the Company's trustees, managing members or other persons holding similar positions with the Company; references in the preceding sentence (and in the definition of Change in Control) to the Company's "board of directors" shall mean its board of trustees, managing members or similar group; and references in the preceding sentence to the Company's "stockholders" shall mean the holders of its equity securities entitled to elect its trustees, managing members or other persons holding similar positions.

        "Conversion Agent" means the office or agency designated by the Company where Securities may be presented for conversion.

        "Conversion Notice" has the meaning set forth in Section 12.2(b).

        "Conversion Price" means initially $54.66, subject to adjustment as set forth herein.

        "Conversion Rate" means, as of any date, the amount obtained by dividing $1,000 by the Conversion Price as of such date. The Conversion Rate shall be calculated to four decimal places (with the fifth decimal being rounded up if such fifth decimal is five or more and otherwise rounded down).

        "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Default" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" has the meaning set forth in Section 6.1 hereof.

        "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

        "Determination Date" has, as used in Section 12.3, the meaning set forth in Section 12.3(d).

        "Distributed Assets or Securities" has the meaning set forth in Section 12.3(d).

        "DTC" means The Depository Trust Company, a New York corporation.

        "Event of Default" has the meaning set forth in Section 8.1.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first Trading Day on which the shares of Common Stock trade in a regular way on the principal securities exchange or, if not traded on a securities exchange, the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

        "Fair Market Value" has the meaning set forth in Section 12.3(g).

        "Global Securities" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

        "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA or that are deemed to constitute a part of this Indenture pursuant to the TIA.

        "Initial Purchasers" has the meaning specified in the Registration Rights Agreement.

        "Interest Payment Date" has the meaning set forth in Exhibit A attached hereto.

        "Interest Period" has the meaning set forth in Exhibit A attached hereto.

        "Last Reported Sale Price" of the Common Stock on any date means:

          (a)   the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System;

          (b)   if the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization; or

          (c)   if the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

        "Legal Holiday" means any day other than a Business Day.

        "Legend" has the meaning set forth in Section 2.6(f).

        "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement, except that such term, as used herein, shall mean only such Liquidated Damages that are payable with respect to the Securities. All references herein or in the Securities to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of the Securities pursuant to the Registration Rights Agreement, and express mention of the payment of Liquidated Damages (if applicable) in any provision hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where no express mention is not made; provided, however, that it is understood and agreed that, as set forth in the Registration Rights Agreement, Liquidated Damages may under certain circumstances be payable in respect of some of the Securities but not be payable in respect of the other Securities. Anything in this Indenture or the Securities to the contrary notwithstanding, Liquidated Damages, if any, shall only be payable under the circumstances provided in the Registration Rights Agreement and, if payable, shall be payable only to the Holders specified in the Registration Rights Agreement and only to the extent specified therein.

        "Market Price" means, with respect to any Purchase Date or Change in Control Purchase Date or other date of determination, the average of the Last Reported Sale Prices of the Common Stock for the 20 consecutive Trading Days ending on the third Business Day prior to the applicable Purchase Date, Change in Control Purchase Date or date of determination, as the case may be (if the third Business Day prior to the applicable Purchase Date, Change in Control Purchase Date or date of determination is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 consecutive Trading Day period and ending on such Purchase Date, Change in Control Purchase Date or date of determination, as the case may be, of any event requiring an adjustment of the Conversion Price under this Indenture.

        "Notice of Default" has the meaning set forth in Section 8.1.

        "NYSE" means The New York Stock Exchange, Inc.

        "Offering Memorandum" means the Company's offering memorandum dated May 6, 2003 relating to the Securities.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

        "Officers' Certificate" means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the principal executive, principal financial or accounting Officer of the Company and one other Officer.

        "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.4 and 13.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

        "Paying Agent" has the meaning set forth in Section 2.3.

        "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

        "Purchase Date" has the meaning set forth in Section 4.1(a).

        "Purchase Notice" has the meaning set forth in Section 4.1(a).

        "Purchase Price" has the meaning set forth in Section 4.1(a).

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Record Date" has the meaning set forth in Section 12.3(g).

        "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

        "Redemption Price" has the meaning set forth in Section 3.1.

        "Reference Distribution" has the meaning set forth in Section 12.3(d).

        "Registrar" has the meaning set forth in Section 2.3.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 9, 2003, between the Company and J.P. Morgan Securities Inc., as representative of the Initial Purchasers referred to therein, as the same may be amended or supplemented from time to time.

        "Regular Record Date" has the meaning set forth in Exhibit A attached hereto.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president or assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

        "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

        "Restricted Common Stock Legend" means the legend in substantially the form set forth on Exhibit B hereto.

        "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

        "Restricted Security" means a Restricted Certificated Security or a Restricted Global Security.

        "Rule 144" means Rule 144 under the Securities Act (or any successor provision thereto), as it may be amended from time to time.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision thereto), as it may be amended from time to time.

        "SEC" means the United States Securities and Exchange Commission or any successor thereto.

        "Securities" means any of the Company's 3.875% Convertible Senior Debentures due 2033, as amended or supplemented from time to time, issued under this Indenture.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Shelf Registration Statement" has the meaning set forth in Section 12.10(a).

        "Significant Subsidiary" means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X as such Rule is in effect on the date of this Indenture.

        "Special Record Date" has the meaning set forth in Section 6.1 hereof.

        "Stated Maturity", when used with respect to any Security, means May 15, 2033.

        "stockholder rights" has the meaning set forth in Section 12.3(f)(v) hereof.

        "Subsidiary" means, at any time, any Person at least a majority of whose then outstanding Common Voting Equity shall at the time be owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

        "Tax Original Issue Discount" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States Federal income tax purposes pursuant to Treasury Regulation Section 1.1275-4.

        "TIA" means the United States Trust Indenture Act of 1939, as amended and as the same may be further amended from time to time.

        "Trading Day" means a day on which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System, or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, in the over-the-counter market.

        "Trading Price" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $5 million aggregate principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers selected by the Company, provided that if

              (i)  at least three such bid quotations are not obtained by the Bid Solicitation Agent; or

             (ii)  in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of Securities as of such determination date,

then the Trading Price for such determination date will equal (1) the Conversion Rate of the Securities as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock on the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first such Trading Day of such five Trading Day Period and ending on such determination date, of any event requiring an adjustment of the Conversion Price under this Indenture. The Trading Price on any date of determination shall be determined by the Company.

        "Transfer Certificate" has the meaning set forth in Section 2.12(e).

        "Transfer Restricted Security" has the meaning set forth in Section 2.12(e).

        "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

        "Unrestricted Certificated Security" means a Certificated Security that is not a Transfer Restricted Security.

        "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

        Section 1.2.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Securities.

        "indenture securityholder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company.

        All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.3.    Rules of Construction.

        Unless the context otherwise requires:

          (a)   a term has the meaning assigned to it;

          (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

          (c)   "or" is not exclusive;

          (d)   "including" means including, without limitation; and

          (e)   words in the singular include the plural, and words in the plural include the singular.

        Section 1.4.    Acts of Holders.

          (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b)   The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c)   The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

          (d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e)   If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

        Section 2.1.    Form and Dating.

        The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Anything in this Indenture to the contrary notwithstanding, in the event that Certificated Securities are issued, then the Company may make such changes in the form of such Certificated Securities as the Company deems necessary or appropriate to prevent or reduce the likelihood of fraud or forgery (such as moving the signatures and certificate of authentication to appear on the first page of such form of Security).

          (a)    Restricted Global Securities.    All of the Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b)    Global Securities in General.    Each Global Security shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased (but not in excess of the principal amount set forth on the face of such Security), as appropriate, by adjustments made on the records of the Trustee and the Depositary, to reflect exchanges, redemptions, repurchases and conversions of such Securities.

        Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

        Neither any members of, or participants in, the Depositary (collectively, "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (c)    Certificated Securities.    Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

        Section 2.2.    Execution and Authentication.

        The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

        A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A hereto duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $150,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.7. In authenticating such

Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

          (a)   a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto, and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

          (b)   an Officers' Certificate delivered in accordance with Sections 13.4 and 13.5; and

          (c)   an Opinion of Counsel reasonably satisfactory to the Trustee which shall include a statement to the effect:

              (i)  that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

             (ii)  that this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

        The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

        Upon receipt of an Officers' Certificate certifying that the Registration Statement is effective, the Trustee shall authenticate, from time to time one or more Unrestricted Global Securities in an aggregate principal amount not to exceed the aggregate principal amount of surrendered and cancelled beneficial interests in the Restricted Global Securities.

        The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

        Section 2.3.    Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for redemption, repurchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company shall also appoint a bid solicitation agent ("Bid Solicitation Agent") to act as set forth in the definition of Trading Price. The Company may change the Bid Solicitation Agent at any time and from time to time.

        The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent,

including any named pursuant to Section 6.4. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.4.

        The Company shall enter into an appropriate agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, solely if such Person is a Person other than the Trustee). The agreement shall implement the provisions of Section 2.4 of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent, co-registrar or Bid Solicitation Agent.

        The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

        The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, Conversion Agent and Bid Solicitation Agent acting hereunder.

        Section 2.4.    Paying Agent to Hold Cash and Securities in Trust.

        Except as otherwise provided herein, prior to 11:00 a.m. (New York City time) on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or a number of shares of Common Stock (or a combination thereof) sufficient to make such payments then so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund.

        The Company at any time may require a Paying Agent to pay all Cash and Common Stock and any other securities or property held by it to the Trustee, and to account for any funds and Common Stock or other securities or property disbursed by it. The Trustee may at any time during the continuance of any default by the Company in making any payments in respect of the Securities, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all Cash and Common Stock and any other securities or property so held in trust. Upon doing so, the Paying Agent shall have no further liability for the Cash or Common Stock or any other securities or property.

        Section 2.5.    Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        Section 2.6.    Transfer and Exchange.

          (a)   Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, and, if applicable, a duly completed Transfer Certificate in form satisfactory to the Company and the Registrar, each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

          Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be purchased) or (iii) any Securities for a period of 15 days before the selection of Securities for redemption.

          (b)   Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b).

          (c)   Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

          (d)   Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (e)   No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the Securities or in this Indenture as periods during which such registration of transfers and exchanges need to be made.

          (f)    If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends in substantially the form indicated by footnote 2 to Exhibit A attached hereto setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such evidence satisfactory to each of them, which may include an opinion of counsel and certifications by the Holder making such request, as may be reasonably required by the Company or the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act and the rules and regulations thereunder and that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company or by the Company, the Legend shall be reinstated by the Company.

          (g)   Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security or any shares of Common Stock issued upon conversion of such Securities in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to accept delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.7.    Replacement Securities.

        If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall at the expense of the Holder execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or repurchased by the Company pursuant to Article IV or V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

        Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

        Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 2.8.    Outstanding Securities; Determinations of Holders' Action.

        Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered pursuant to Section 2.7, those delivered to the Trustee for cancellation and those described in this Section 2.8 as not outstanding.

        A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however,that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

        If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

        If the Paying Agent holds, in accordance with the terms of this Indenture, at 11:00 a.m. (New York City time) on the Stated Maturity or a Redemption Date or a Purchase Date or a Change in Control Purchase Date or other date on which amounts on the Securities are payable, as the case may be, Cash (and/or Common Stock or other securities or property, in each case if permitted hereunder), sufficient to pay Securities then payable, then on and after such Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date, as the case may be, such Securities shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, on such Securities shall cease to accrue.

        If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, on such Security shall cease to accrue on and after the date of conversion.

        Section 2.9.    Temporary Securities.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 2.10.    Cancellation.

        All Securities surrendered for payment, redemption pursuant to Article III, repurchase by the Company pursuant to Articles IV or V, conversion or registration of transfer or exchange shall be delivered to the Trustee or, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with the Trustee's customary procedure.

        Section 2.11.    Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in Cash or Common Stock or any combination thereof) of principal, Redemption Price, Purchase Price or Change in Control Purchase Price of, and interest, Contingent Interest, if any, and Liquidated Damages, if any, on, the Security, for the purpose of receiving Common Stock (and Cash for any fractional shares of Common Stock) upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 2.12.    Additional Transfer and Exchange Requirements.

          (a)    Transfer and Exchange of Global Securities.

              (i)  Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Global Securities or if the Depositary at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notification to the Company or of the Company becoming aware of the Depositary's ceasing to be so registered, as the case may be, (y) the Company decides in its sole discretion not to have the Securities or portions of the Securities represented by one or more Global Securities or (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (x) or clause (y) above shall be exchanged in whole and not in part and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

             (ii)  Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b)   Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with

  Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

            (x)   to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities; or

            (y)   to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

  such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

              (i)  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

             (ii)  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents (all of which, other than any legal opinion, may be submitted by facsimile or electronically), as applicable:

              (A)  if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

              (B)  if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

              (C)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements under the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and if the Company or the Registrar so requests, such legal opinions of counsel, in form and substance acceptable to the Company, certificates and other information as the Company or the Registrar may require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act.

          (c)    Transfer of a Beneficial Interests in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security.    Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which, other than any legal opinion, may be submitted by facsimile or electronically):

              (i)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

             (ii)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, such legal opinions of counsel, in form and substance acceptable to the Company, certificates and other information as the Company or the Registrar may require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act, the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

        Beneficial interests in an Unrestricted Global Security shall not be exchanged for a beneficial interest in a Restricted Global Security.

          (d)    Transfers of Certificated Securities for Beneficial Interest in Global Securities.    In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company may mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances permitting such notice to be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

            (x)   to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security (provided that Restricted Certificated Securities may be exchanged only for interests in Restricted Global Securities, except as otherwise provided in this Section 2.12(d), and Unrestricted Certificated Securities may be exchanged only for interests in Unrestricted Global Securities), or

            (y)   to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for interests in Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for interests in Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

              (1)   shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6;

              (2)   in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  (i)  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                 (ii)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, such legal opinions of counsel, in form and substance acceptable to the Company, certificates and other information as the Company or the Registrar may require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act;

              (3)   in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

              (4)   in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

  An Unrestricted Certificated Security shall not be exchanged for a beneficial interest in a Restricted Global Security.

          (e)    Legends.

              (1)   Except as permitted by the following paragraphs (2), (3) and (4), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear the Legend (each a "Transfer Restricted Security") for so long as it is required by this Indenture to bear such Legend. Each Transfer Restricted Security shall have attached thereto a transfer certificate (a "Transfer Certificate") and a common stock transfer certificate (a "Common Stock Transfer Certificate") in substantially the forms indicated by footnote 4 to Exhibit A attached hereto.

              (2)   Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144 under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act:

                  (i)  in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who will take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12; and

                 (ii)  in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

              (3)   Upon the exchange, registration of transfer or replacement of Securities not bearing the Legend, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such Legend and that do not have a Transfer Certificate attached thereto.

              (4)   After the expiration of the holding period pursuant to Rule 144(k) under the Securities Act, the Company may, in its sole and absolute discretion, with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction on transfer of such Security, and, if the Company elects to remove such restriction on transfer, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such Legend and that do not have a Transfer Certificate attached thereto.

              (5)   In the event that shares of Common Stock or other securities are issued upon conversion of a Security (including an interest in a Global Security) that bears the Legend, then such Shares of Common Stock or other securities, as the case may be, shall bear a legend in substantially the form called for by Exhibit B attached hereto.

          (f)    Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

          (g)   Anything herein to the contrary notwithstanding, in connection with any transfer of Securities prior to the date which is two years after the later of (x) the date of this Indenture (or, if the over-allotment option granted to J.P. Morgan Securities Inc. is exercised, the original issue date of the Securities issued upon exercise of such option) and (y) the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of the applicable Security, the Holder of such Security will be required to deliver to the Company and the Trustee such legal opinions, certificates and other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and is otherwise being made in compliance with the transfer restrictions set forth in this Indenture and the Securities; provided that the foregoing shall not be applicable in the case of a transfer of Securities being made pursuant to a registration statement which is effective under the Securities Act.

        Section 2.13.    CUSIP Numbers.

        The Company may issue the Securities with "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

        Section 2.14.    Calculation of Tax Original Issue Discount.

        The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b). For United States federal income tax purposes, the Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat the fair market value of the Common Stock received upon the conversion of a Security, or upon the Holder's or beneficial owner's exercise of its option to require the Company to purchase the Security where the Company elects to pay in Common Stock, as a contingent payment for purposes of Treasury Regulation Section 1.1275-4(b) that will result in an adjustment under Treasury Regulation Section 1.1275-4(b)(3)(iv) and Treasury Regulation Section 1.1275-4(b)(6) and to accrue interest with respect to outstanding Securities as original issue discount for United States federal income tax purposes (i.e., Tax Original Issue Discount) according to the "noncontingent bond method," set forth in Section 1.1275-4(b) of the Treasury Regulations, using the comparable yield set forth in Schedule I to this Indenture compounded semi-annually and the projected payment schedule attached as Schedule I to this Indenture.

        The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the date of this Indenture for United States federal income tax purposes, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities, (ii) the schedule of projected payments is determined, in part, on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (iii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

        Section 2.15.    Rounding.

        For purposes of computing the Trading Price, Market Price or Last Reported Sale Price as of any date, the average of the bid and ask prices for any security as of any date, or the average Trading Price or average Last Reported Sale Price for any period, all calculations shall be made by the Company and shall be made to the nearest cent, with one-half cent being rounded upward.

ARTICLE III

OPTIONAL REDEMPTION

        Section 3.1.    The Company's Right to Redeem; Notice to Trustee, Paying Agent and Holders.

        Prior to May 15, 2008, the Securities will not be redeemable at the Company's option. On or after May 15, 2008, the Company, may, at its option, redeem the Securities in accordance with this Article III for Cash at any time in whole, or from time to time in part, at a redemption price payable to the Holders of the Securities to be redeemed equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, and Contingent Interest, if any, on those Securities to, but excluding, the Redemption Date (the "Redemption Price"); provided that payments of accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular

Record Date (in which case the Redemption Price shall not include any such accrued and unpaid interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date).

        Section 3.2.    Selection of Securities to Be Redeemed.

        If fewer than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of the national or regional securities exchange on which the Securities are then listed). The Trustee shall make such selection promptly after it receives the notice from the Company provided for in Section 3.3.

        If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.2 shall affect the right of any Holder to convert any Securities pursuant to Article XII.

        Section 3.3.    Notice of Redemption.    If the Company elects to redeem Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee and the Paying Agent at least 40 days prior to the Redemption Date (unless a shorter notice shall be acceptable to the Trustee).

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

        The notice of redemption shall identify the Securities to be redeemed and shall state:

          (a)   the Redemption Date;

          (b)   the Redemption Price and the amount of interest, if any, and Contingent Interest, if any, payable on the Redemption Date;

          (c)   the then current Conversion Price;

          (d)   the name and address of the Paying Agent and Conversion Agent;

          (e)   that Securities called for redemption must be presented to the Paying Agent to collect the Redemption Price;

          (f)    that the Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

          (g)   that Holders who want to convert their Securities must comply with the requirements applicable to such conversion set forth in Article XII;

          (h)   if fewer than all of the outstanding Securities are to be redeemed, the certificate number (but only in the case of Certificated Securities) and the principal amounts of the particular Securities to be redeemed;

          (i)    that, unless the Company defaults in making payment of such Redemption Price, interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Securities;

          (j)    the CUSIP numbers of the Securities called for redemption; and

          (k)   any other information the Company wants to present.

        At the Company's request, the Trustee shall mail the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be acceptable to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

        Section 3.4.    Effect of Notice of Redemption.

        Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities that are converted in accordance with the provisions of Article XII and Securities (or portions thereof) which are not outstanding on the Redemption Date. Upon presentation and surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price.

        Section 3.5.    Sinking Fund.

        There shall be no sinking fund for the Securities.

        Section 3.6.    Deposit of Redemption Price.

        On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Securities to be redeemed on that date other than the Securities (or portions thereof) called for redemption which on or prior thereto have been delivered by the Company to the Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Securities in accordance with the provisions of Article XII or because any Securities (or portions thereof) called for redemption have been cancelled. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

        Section 3.7.    Securities Redeemed in Part.

        Any Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, in an authorized denomination equal in aggregate principal amount to the unredeemed portion of the Security so surrendered.

        Section 3.8.    Repayment to the Company.

        To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.6 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Trustee and the Paying Agent shall return any such excess to the Company.

ARTICLE IV

PURCHASE OF SECURITIES
AT THE OPTION OF THE HOLDER

        Section 4.1.    Purchase of Securities at Option of the Holder.

          (a)    Notice of Purchase.    On each of May 15, 2008, May 15, 2013 and May 15, 2018 (each, a "Purchase Date"), a Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to purchase any or all of such Holder's outstanding Securities at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, and Contingent Interest, if any, to, but excluding, such Purchase Date (the "Purchase Price"), provided that payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Purchase Date will be payable on such Interest Payment Date to the persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Purchase Price shall not include any such accrued and unpaid interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date), upon:

              (i)  delivery to the Paying Agent by the Holder of a duly completed written notice of purchase (a "Purchase Notice"), in substantially the form attached hereto as Exhibit C, at any time from the opening of business on the date that is 25 Business Days immediately preceding the applicable Purchase Date until 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding such Purchase Date, which Purchase Notice shall include the information called for by such Purchase Notice, including the following:

              (A)  if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, such information as may be required under the Applicable Procedures;

              (B)  the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

              (C)  that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in this Indenture and the Securities; and

              (D)  if the Company elects, pursuant to a Company Purchase Notice, to pay the Purchase Price as of the May 15, 2013 or the May 15, 2018 Purchase Dates, in whole or in part, in Common Stock but such Purchase Price shall ultimately be payable to such Holder entirely in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to the close of business on the Business Day immediately preceding the relevant Purchase Date, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and, if certificated, certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; provided, that if a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the foregoing election, such Holder shall be deemed to have elected to receive Cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice under the foregoing circumstances; and

             (ii)  delivery or book-entry transfer of such Securities to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying

    Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          (b)   The Company shall purchase from a Holder, pursuant to this Section 4.1, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder, provided that such Holder shall have complied with the applicable procedures set forth in this Indenture and such Securities shall have been delivered to the Paying Agent as aforesaid and not withdrawn.

          (c)   Any purchase by the Company contemplated pursuant to the provisions of this Article IV shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of the Securities.

          (d)   Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.1 shall have the right at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the applicable Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.3.

          (e)   The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (f)    At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) Cash or Common Stock sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 4.1. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of such Securities. If the Company is delivering Common Stock, the Company shall deliver to each Holder (or other person) entitled to receive Common Stock, through the Paying Agent, a certificate (other than in the case of Securities in book-entry form with the Depositary, which shares of Common Stock will be delivered in accordance with the Applicable Procedures of the Depositary) for the number of full shares of Common Stock issuable in payment of such Purchase Price and Cash in lieu of any fractional shares. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. No payment or adjustment shall be made for dividends or distributions on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, Cash or Common Stock sufficient to pay the Purchase Price of the Securities in respect of which a Purchase Notice has been duly delivered and not withdrawn on the applicable Purchase Date, then on and after such Purchase Date (whether or not book-entry transfer of such Securities is made and whether or not such Securities are delivered to the Paying Agent) (i) such Securities shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities, and (ii) all other rights of the Holders of such Securities will terminate, other than the right to receive the Purchase Price upon delivery or transfer of such Securities as aforesaid. If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax or other governmental charge which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Paying Agent from withholding any withholding tax required by law.

          (g)   Notwithstanding anything herein to the contrary, the portion of the Purchase Price, if any, that constitutes accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities shall be paid in Cash.

          (h)   All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding.

        Section 4.2.    Additional Conditions and Procedures for Purchase at the Option of the Holder.

          (a)   The Company shall mail a notice (a "Company Purchase Notice") to the Holders at their addresses shown in the Security register maintained by the Registrar and to the Trustee and Paying Agent, on or before the 25th Business Day prior to each Purchase Date (a "Company Purchase Notice Date"). Each Company Purchase Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

              (i)  the applicable Purchase Price and the Conversion Price at the time of such notice;

             (ii)  the name and address of the Paying Agent and the Conversion Agent;

            (iii)  that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price;

            (iv)  that Securities as to which a Purchase Notice has been given may be converted only if the conditions to conversion set forth in this Indenture have been satisfied and only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

             (v)  that the Purchase Price for any Securities as to which a Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date and the time of book-entry transfer or delivery of such Securities;

            (vi)  whether the Company will pay the Purchase Price in Cash, in Common Stock or in a combination thereof (specifying the percentages or amounts of each) and, if Common Stock is to be issued, the method for calculating the Market Price of the Common Stock;

           (vii)  the procedures the Holder must follow to exercise its rights under Section 4.1 and this Section 4.2;

          (viii)  briefly, the conversion rights, if any, of the Holders of the Securities;

            (ix)  that, unless the Company defaults in making payment of such Purchase Price on Securities covered by any Purchase Notice and not withdrawn, interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities as to which a Purchase Notice has been given and not withdrawn will cease to accrue on and after the Purchase Date;

             (x)  the CUSIP number(s) of the Securities; and

            (xi)  the last date and time on which, after a Purchase Notice has been delivered, the Holder may withdraw such Purchase Notice, which date and time will be 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Purchase Date.

        At the Company's request, made at least five Business Days (unless a shorter period shall be acceptable to the Paying Agent) prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Purchase Notice in the Company's name;

provided, however, that, in all cases, the text of the Company Purchase Notice shall be prepared by the Company.

        Section 4.3.    Effect of Purchase Notice; Effect of Event of Default.

          (a)   Upon receipt by the Company of the Purchase Notice specified in Section 4.1, the Holder of the Securities in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Securities. Such Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date with respect to such Securities (provided the conditions in Section 4.1 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 4.1. Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        A Purchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Date to which it relates specifying:

              (i)  if certificated, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, such information as may be required under the Applicable Procedures;

             (ii)  the principal amount of the Securities with respect to which such notice of withdrawal is being submitted; and

            (iii)  the principal amount, if any, of such Securities which remains subject to the original Purchase Notice and which has been or shall be delivered for purchase by the Company.

        If a Purchase Notice is duly withdrawn with respect to any Securities, then the Company will not be obligated to purchase such Securities pursuant to this Article IV.

          (b)   There shall be no purchase of any Securities pursuant to this Article IV if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 4.4.    Securities Purchased in Part.    Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

        Section 4.5.    Covenant to Comply with Securities Laws Upon Purchase of Securities.    In connection with any offer to purchase Securities under this Article IV, the Company shall, to the extent that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (or any successor provision thereto) under the Exchange Act, (a) comply with Rules 13e-4 and 14e-1 (and any successor provision thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 4.1 to be exercised in the time and in the manner specified in Section 4.1. The Company shall determine whether such offer or purchase constitutes an "issuer tender offer" and whether any of the foregoing shall be applicable in its sole and absolute discretion.

        Section 4.6.    Repayment to the Company.    The Trustee and the Paying Agent shall return to the Company upon written request any Cash or property that remains unclaimed as provided in paragraph 12 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price; provided, however, that to the extent that the aggregate amount of Cash or property deposited by the Company pursuant to Section 4.1(f) exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date, then, promptly on and after the Business Day following the Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed in writing to pay, if any.

        Section 4.7.    Company's Right to Elect Manner of Payment of Purchase Price.    In the case of the May 15, 2008 Purchase Date, the Company shall pay the Purchase Price in respect of any Securities to be purchased pursuant to this Article IV as of such Purchase Date in Cash. Subject to Section 4.10, the Company may elect with respect to the May 15, 2013 or the May 15, 2018 Purchase Dates to pay the Purchase Price in respect of the Securities to be purchased pursuant to this Indenture as of such Purchase Date in (a) Cash or (b) Common Stock, or (c) any combination of Cash and Common Stock, subject to the conditions set forth herein. The number of full shares of Common Stock that shall be issued to any Holder entitled to receive the Purchase Price in whole or in part in shares of Common Stock shall be calculated by dividing (x) an amount equal to (i) the aggregate principal amount of Securities which such Holder has duly surrendered for purchase in accordance with this Indenture and not withdrawn minus (ii) if the Company has elected to pay a portion of the Purchase Price in Cash, the aggregate amount of Cash (excluding Cash payable in respect of accrued interest, Contingent Interest, if any, or Liquidated Damages, if any) that the Company has elected to pay such Holder as part of the Purchase Price of such Securities by (y) the Market Price of a share of Common Stock as determined with respect to such Purchase Date. The Company shall pay Cash for fractional shares of Common Stock as provided in Section 4.9 below. For purposes of making the foregoing calculation and for determining the existence of potential fractional shares, all Securities subject to purchase by the Company held by a Holder shall be aggregated (no matter how many separate certificates are to be presented); provided that, anything in this Indenture or the Securities to the contrary notwithstanding, in the case of the purchase of interests in Global Securities, the Company may, in its sole and absolute discretion, instead make the foregoing calculation and determine the existence of potential fractional shares using such other method of aggregating Securities as may at the time be required under the Applicable Procedures or as the Company may, in its sole and absolute discretion, determine is customary or appropriate in the case of Global Securities (and which may include, without limitation, making such calculation and determining the existence of potential fractional shares on the basis of the aggregate principal amount of Securities subject to purchase that are beneficially owned by each participant in the Depositary from whom Securities are being purchased). Each Holder whose Securities are purchased pursuant to this Article IV shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Securities (subject to rounding and subject to differences resulting from fractional shares), except (a) as provided herein with regard to the payment of Cash in lieu of fractional shares of Common Stock, (b) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash, or (c) to the extent that certain Holders may be entitled to Liquidated Damages, if any, while other

Holders may not be entitled to Liquidated Damages, if any. All calculations made pursuant to this Section 4.7 for purposes of determining the number of shares of Common Stock issuable upon a purchase of Securities shall be made to the nearest one-hundredth of a share, with 0.005 of a share being rounded upward.

        Section 4.8.    Officers' Certificate.    At least five Business Days (unless a shorter period is acceptable to the Trustee) before the Company Purchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two or more such certificates) specifying:

          (a)   the manner of payment selected by the Company;

          (b)   if the Company elects to pay the Purchase Price, or a specified percentage or amount thereof in Common Stock pursuant to Section 4.7, that the Company will notify the Trustee if the conditions to such payment in Common Stock set forth in Section 4.10 have not been satisfied with respect to any Holder prior to the close of business on the Business Day immediately preceding the applicable Purchase Date (and the Trustee shall be entitled to rely upon such notice for purposes of determining the consideration payable to such Holder on such Purchase Date); and

          (c)   whether the Company desires the Trustee to give the Company Purchase Notice required by Section 4.2 herein.

        Section 4.9.    Fractional Shares.    The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay Cash for the fractional share and the amount of such Cash shall be determined by multiplying the Market Price determined with respect to the applicable Purchase Date by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. The existence of fractional shares shall be determined as provided in Section 4.7.

        Section 4.10.    Conditions to Exercise of Right to Issue Common Stock.    The Company's right to exercise its election to purchase the Securities, in whole or in part, pursuant to this Article IV through the issuance of shares of Common Stock shall be conditioned upon:

          (a)   the Company having given timely written notice in accordance with Section 4.2 herein of its election to purchase all or a specified percentage or amount of the Securities with Common Stock as provided herein;

          (b)   the Common Stock being listed on a national or regional securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System at such time;

          (c)   information necessary to calculate the Market Price of the Common Stock being published in a daily newspaper of national circulation or being otherwise readily publicly available;

          (d)   the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage or amount of the Purchase Price under the Securities Act or the Exchange Act, in each case if required;

          (e)   the Company having obtained any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (f)    the receipt by the Trustee of an Officers' Certificate (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two or more such certificates) stating that the shares of Common Stock to be issued by the Company in payment of the specified percentage or amount of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage or amount of the Purchase Price in respect of Securities against surrender and delivery of those Securities, shall be validly issued, fully paid and non-assessable, and, to the best of their knowledge, free from preemptive rights and stating that conditions (a), (b), (c), (d) and (e) above have been satisfied and an Opinion of Counsel to the effect that condition (d) above has been satisfied.

        Such Officers' Certificate shall also set forth the Market Price to be used for determining the number of shares of Common Stock to be issued to pay the Purchase Price of any Securities and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated with respect to the applicable Purchase Date. If any of the conditions set forth in this Section 4.10 are not satisfied with respect to a Holder or Holders prior to the close of business on the Business Day immediately preceding the applicable Purchase Date, and the Company has elected to pay all or a portion of the Purchase Price for the Securities to be purchased as of such Purchase Date pursuant to this Article IV through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in Cash (other than Securities which, pursuant to the applicable Purchase Notice, are deemed to have been withdrawn under such circumstances). The Company shall not change the form or components or percentages or amounts of components of consideration to be paid for the Securities once it has given the Company Purchase Notice, except as described in the previous sentence.

        In the event that any Common Stock shall be issuable to pay all or a portion of the Purchase Price, the Trustee shall have no responsibility for determining the Market Price of such Common Stock or as to whether the shares of such Common Stock are duly authorized, validly issued, fully paid and non-assessable.

        Section 4.11.    Extension of Purchase Date.    Anything in this Indenture or the Securities to the contrary notwithstanding, if the Company is required by applicable law or regulation (including, without limitation, the Securities Act or the Exchange Act or the respective rules and regulations thereunder) or by comment or request of the staff of the Commission, to extend a Purchase Date to a date that is later than the date specified in the first paragraph of Section 4.1(a), then all references to that Purchase Date shall be deemed to mean such extended date, mutatis mutandis, and the Company's obligation to purchase Securities that have been duly surrendered for purchase in compliance with this Article IV shall likewise be extended.

ARTICLE V

PURCHASE OF SECURITIES
AT THE OPTION OF THE HOLDER
UPON A CHANGE OF CONTROL

        Section 5.1.    Purchase at the Option of the Holder upon a Change in Control.

          (a)   If a Change in Control shall occur at any time prior to May 15, 2008, each Holder shall have the right, at such Holder's option, but subject to the terms and conditions set forth in this Indenture, to require the Company to purchase any or all of such Holder's Securities on a date (the "Change in Control Purchase Date") determined by the Company and specified in the Change in Control Company Notice given as set forth below, which date shall be (i) on or before the 55th Business Day after the date of such Change in Control and (ii) not more than 35 Business Days nor fewer than 25 Business Days after the date of the Change in Control Company Notice. The Securities shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Securities at a price payable to the Holder of the Securities to be purchased equal to 100% of the principal amount plus accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"); provided that payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to such Change in Control Purchase Date will be payable on such Interest Payment Date to the persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Change in Control Purchase Price shall not include any such accrued and unpaid interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). If a Change in Control occurs on or after May 15, 2008, no Holder will have any right to require the Company to repurchase any Securities as a result of such Change in Control.

          (b)   The Company, or at its request (which must be received by the Paying Agent at least five Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Change in Control Company Notice of the occurrence of a Change in Control and of the purchase right arising as a result thereof, including the information required by Section 5.2 hereof, on or before the 20th Business Day after the occurrence of such Change in Control.

          (c)   For a Security to be so purchased at the option of the Holder following a Change in Control, the Paying Agent must receive a duly completed written notice of purchase (a "Change in Control Purchase Notice"), in substantially the form attached hereto as Exhibit C, on or before 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Change in Control Purchase Date. The Change in Control Purchase Notice shall include the information called for by such Change in Control Purchase Notice, including the following:

              (i)  if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or, if not certificated, such information as may be required under the Applicable Procedures;

             (ii)  the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof;

            (iii)  that such Securities shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions in this Indenture and the Securities; and

            (iv)  if the Company elects, pursuant to a Change in Control Company Notice, to pay the Change in Control Purchase Price, in whole or in part, in Common Stock but the Change in Control Purchase Price shall ultimately be payable to such Holder entirely in Cash because any of the conditions to the payment to such Holder of the Change in Control Purchase Price in Common Stock are not satisfied prior to the close of business on the Business Day immediately preceding the relevant Change in Control Purchase Date, whether such Holder elects (x) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Change in Control Purchase Notice relates (stating the principal amount and, if certificated, certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates; provided, that if a Holder, in such Holder's Change in Control Purchase Notice, fails to indicate such Holder's choice with respect to the foregoing election, such Holder shall be deemed to have elected to receive Cash in respect of the entire Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances described in the preceding sentence.

        In addition, it shall be a condition to the right of any Holder to receive the Change in Control Purchase Price that such Holder shall have made delivery or book-entry transfer of the Securities covered by its Change in Control Purchase Notice to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 5.1 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Change of Control Purchase Notice.

          (d)   The Company shall purchase from a Holder, pursuant to this Section 5.1, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder, provided that such Holder shall have complied with the applicable procedures set forth in this Indenture and such Securities shall have been delivered to the Paying Agent as aforesaid and not withdrawn.

          (e)   Any purchase by the Company contemplated pursuant to the provisions of this Article V shall be consummated by the delivery of the Change in Control Purchase Price to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of book-entry transfer or delivery of the Securities.

          (f)    Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 5.1 shall have the right at any time prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the applicable Change in Control Purchase Date to withdraw such Change in Control Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3.

          (g)   The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

          (h)   At or before 11:00 a.m. (New York City time) on the Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) Cash or Common Stock sufficient to pay the aggregate Change in Control Purchase Price of the Securities to be purchased pursuant to this Section 5.1. Payment by the Paying Agent of the Change in Control Purchase Price for such Securities shall be made promptly following the later of the Change in Control Purchase Date and the time of book-entry transfer or delivery of such Securities. If the Company is delivering Common Stock, the Company shall deliver to each Holder (or other person) entitled to receive Common Stock, through the Paying Agent, a certificate (other than in the case of Securities in book-entry form with the Depositary, which shares of Common Stock will be delivered in accordance with the Applicable Procedures) for the number of full shares of Common Stock issuable in payment of such Change in Control Purchase Price and Cash in lieu of any fractional shares. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Change in Control Purchase Date. No payment or adjustment shall be made for dividends or distributions on the Common Stock the record date for which occurred on or prior to the Change in Control Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, Cash or Common Stock sufficient to pay the Change in Control Purchase Price of the Securities in respect of which a Change in Control Purchase Notice has been duly delivered and not withdrawn on the applicable Change in Control Purchase Date, then on and after such Change in Control Purchase Date (whether or not book-entry transfer of such Securities is made and whether or not such Securities are delivered to the Paying Agent) (i) such Securities shall cease to be outstanding and interest, Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities, and (ii) all other rights of the Holders of such Securities will terminate, other than the right to receive the Change in Control Purchase Price upon delivery or transfer of such Securities as aforesaid. If a

  Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax or other governmental charge which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Paying Agent from withholding any withholding tax required by law.

          (i)    Notwithstanding anything herein to the contrary, the portion of the Change in Control Purchase Price, if any, that constitutes accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities shall be paid in Cash.

          (j)    All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding.

        Section 5.2.    Additional Conditions and Procedures for Purchase at the Option of the Holder upon a Change in Control.

          (a)   The Company shall mail a written notice of the occurrence of a Change in Control (the "Change in Control Company Notice") to the Holders at their addresses shown in the Security register maintained by the Registrar and to the Trustee and Paying Agent, on or before the 20th Business Day after the occurrence of the Change in Control (a "Change in Control Company Notice Date"). Each Change in Control Company Notice shall include a form of Change in Control Purchase Notice to be completed by a Holder and shall state:

              (i)  the applicable Change in Control Purchase Price and Conversion Price at the time of such notice;

             (ii)  the Change in Control Purchase Date, which in no event shall be fewer than 25 Business Days nor more than 35 Business Days after the date of such Change in Control Purchase Notice;

            (iii)  the name and address of the Paying Agent and the Conversion Agent;

            (iv)  that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

             (v)  that Securities as to which a Change in Control Purchase Notice has been given may be converted only if the conditions to conversion set forth in this Indenture have been satisfied and only if the applicable Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (vi)  that the Change in Control Purchase Price for any Securities as to which a Change in Control Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Change in Control Purchase Date and the time of book-entry transfer or delivery of such Securities;

           (vii)  whether the Company will pay the Change in Control Purchase Price in Cash, in Common Stock or in a combination thereof (specifying the percentages or amount, of each) and, if Common Stock is to be issued, the method for calculating the Market Price of the Common Stock;

          (viii)  the procedures the Holder must follow to exercise its rights under Section 5.1 and this Section 5.2;

            (ix)  briefly, the conversion rights, if any, of the Holders of the Securities;

             (x)  that, unless the Company defaults in making payment of such Change in Control Purchase Price on Securities covered by any Change in Control Purchase Notice and not withdrawn, interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities as to which a Change in Control Purchase Notice has been given and not withdrawn will cease to accrue on and after the Change in Control Purchase Date;

            (xi)  the CUSIP number(s) of the Securities; and

           (xii)  the last date and time on which, after a Change in Control Purchase Notice has been delivered, the Holder may withdraw such Change in Control Purchase Notice, which date and time will be 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Change in Control Purchase Date specified in Change in Control Company Notice.

        At the Company's request, made at least five Business Days (unless a shorter period is acceptable to the Paying Agent) prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Change in Control Company Notice in the Company's name;

provided, however, that, in all cases, the text of the Change in Control Company Notice shall be prepared by the Company.

        Section 5.3.    Effect of Change in Control Purchase Notice; Effect of Event of Default.

          (a)   Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 5.1, the Holder of the Securities in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Securities. Such Change in Control Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Change in Control Purchase Date with respect to such Securities (provided the conditions in Section 5.1 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 5.1. Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice, unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        A Change in Control Purchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the fifth Business Day immediately preceding the Change in Control Purchase Date to which it relates specifying:

              (i)  if certificated, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, such information as may be required under the Applicable Procedures;

             (ii)  the principal amount of the Securities with respect to which such notice of withdrawal is being submitted; and

            (iii)  the principal amount, if any, of such Securities which remains subject to the original Change in Control Purchase Notice and which has been or shall be delivered for purchase by the Company.

        If a Change in Control Purchase Notice is duly withdrawn with respect to any Securities, then the Company will not be obligated to purchase such Securities pursuant to this Article V.

          (b)   There shall be no purchase of any Securities pursuant to this Article V if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Change in Control Purchase Price). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 5.4.    Securities Purchased in Part.    Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

        Section 5.5.    Covenant to Comply with Securities Laws Upon Purchase of Securities.    In connection with any offer to purchase Securities under this Article V, the Company shall, to the extent that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (or any successor provision thereto) under the Exchange Act, (a) comply with Rules 13e-4 and 14e-1 (and any successor provision thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 5.1 to be exercised in the time and in the manner specified in Section 5.1. The Company shall determine whether such offer or purchase constitutes an "issuer tender offer" and whether any of the foregoing shall be applicable in its sole and absolute discretion.

        Section 5.6.    Repayment to the Company.    The Trustee and the Paying Agent shall return to the Company upon written request any Cash or property that remains unclaimed as provided in paragraph 12 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of Cash or property deposited by the Company pursuant to Section 5.1(h) exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then, promptly on and after the Business Day following the Change in Control Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed in writing to pay, if any.

        Section 5.7.    Company's Right to Elect Manner of Payment of Purchase Price.    Subject to Section 5.10, the Company may elect with respect to any Change in Control Purchase Date, to pay the Change in Control Purchase Price in respect of the Securities to be purchased pursuant to this Indenture as of such Change in Control Purchase Date in (a) Cash or (b) Common Stock, or (c) any combination of Cash and Common Stock, subject to the conditions set forth herein. The number of full shares of Common Stock that shall be issued to any Holder entitled to receive the Change in Control Purchase Price in whole or in part in shares of Common Stock shall be calculated by dividing (x) an amount equal to (i) the aggregate principal amount of Securities which such Holder has duly surrendered for purchase in accordance with this Indenture and not withdrawn minus (ii) if the Company has elected to pay a portion of the Change in Control Purchase Price in Cash, the aggregate amount of Cash (excluding Cash payable in respect of accrued interest, Contingent Interest, if any, or Liquidated Damages, if any) that the Company has elected to pay such Holder as part of the Change in Control Purchase Price of such Securities by (y) the Market Price of a share of Common Stock as determined with respect to such Change in Control Purchase Date. The Company shall pay Cash for fractional shares of Common Stock as provided in Section 5.9 below. For purposes of making the foregoing calculation and for determining the existence of potential fractional shares, all Securities subject to purchase by the Company held by a Holder shall be aggregated (no matter how many separate certificates are to be presented); provided that, anything in this Indenture or the Securities to the contrary notwithstanding, in the case of the purchase of interests in Global Securities, the Company may, in its sole and absolute discretion, instead make the foregoing calculation and determine the existence of potential fractional shares using such other method of aggregating Securities as may at the time be required under the Applicable Procedures or as the Company may, in its sole and absolute discretion, determine is customary or appropriate in the case of Global Securities (and which may include, without limitation, making such calculation and determining the existence of potential fractional shares on the basis of the aggregate principal amount of Securities subject to purchase that are beneficially owned by each participant in the Depositary from whom Securities are being purchased). Each Holder whose Securities are purchased pursuant to this Article V shall receive the same percentage of Cash and/or Common Stock in payment of the Change in Control Purchase Price for such Securities (subject to rounding and subject to differences resulting from fractional shares), except (a) as provided herein with regard to the payment of Cash in lieu of fractional shares of

Common Stock, (b) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash, or (c) to the extent that certain Holders may be entitled to Liquidated Damages, if any, while other Holders may not be entitled to Liquidated Damages, if any. All calculations made pursuant to this Section 5.7 for purposes of determining the number of shares of Common Stock issuable upon a purchase of Securities shall be made to the nearest one-hundredth of a share, with 0.005 of a share being rounded upward.

        Section 5.8.    Officers' Certificate.    At least five Business Days (unless a shorter period is acceptable to the Trustee) before the Change in Control Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two or more such certificates) specifying:

          (a)   the manner of payment selected by the Company;

          (b)   if the Company elects to pay the Change in Control Purchase Price or a specified percentage or amount thereof in Common Stock pursuant to Section 5.7, that the Company will notify the Trustee if the conditions to such payment in Common Stock set forth in Section 5.10 have not been satisfied with respect to any Holder prior to the close of business on the Business Day immediately preceding the applicable Change in Control Purchase Date (and the Trustee shall be entitled to rely upon such notice for purposes of determining the consideration payable to such Holder on such Change in Control Purchase Date); and

          (c)   whether the Company desires the Trustee to give the Change in Control Company Notice required by Section 5.2 herein.

        Section 5.9.    Fractional Shares.    The Company shall not issue a fractional share of Common Stock in payment of the Change in Control Purchase Price. Instead the Company shall pay Cash for the fractional share and the amount of such Cash shall be determined by multiplying the Market Price determined with respect to the applicable Change in Control Purchase Date by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. The existence of fractional shares shall be determined as provided in Section 5.7.

        Section 5.10.    Conditions to Exercise of Right to Issue Common Stock.    The Company's right to exercise its election to purchase the Securities, in whole or in part, pursuant to this Article V through the issuance of shares of Common Stock shall be conditioned upon:

          (a)   the Company having given timely written notice in accordance with Section 5.1 herein of its election to purchase all or a specified percentage or amount of the Securities with Common Stock as provided herein;

          (b)   the Common Stock being listed on a national or regional securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System at such time;

          (c)   information necessary to calculate the Market Price of the Common Stock being published in a daily newspaper of national circulation or being otherwise readily publicly available;

          (d)   the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage or amount of the Change in Control Purchase Price under the Securities Act or the Exchange Act, in each case if required;

          (e)   the Company having obtained any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (f)    the receipt by the Trustee of an Officers' Certificate (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two or more such certificates) stating that the shares of Common Stock to be issued by the Company in payment of the specified percentage or amount of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage or amount of the Change in Control Purchase Price in respect of Securities against surrender and delivery of those Securities, shall be validly issued, fully paid and non-assessable, and, to the best of their knowledge, free from preemptive rights and stating that conditions (a), (b), (c), (d) and (e) above have been satisfied and an Opinion of Counsel to the effect that condition (d) above has been satisfied.

        Such Officers' Certificate shall also set forth the Market Price to be used for determining the number of shares of Common Stock to be issued to pay the Change in Control Purchase Price of any Securities and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated with respect to the Change in Control Purchase Date. If any of the conditions set forth in this Section 5.10 are not satisfied with respect to a Holder or Holders prior to the close of business on the Business Day immediately preceding the applicable Change in Control Purchase Date, and the Company has elected to pay all or a portion of the Change in Control Purchase Price for the Securities to be purchased as of such Change in Control Purchase Date pursuant to this Article V through the issuance of shares of Common Stock, the Company shall pay the entire Change in Control Purchase Price in respect of such Securities of such Holder or Holders in Cash (other than Securities which, pursuant to the applicable Change in Control Purchase Notice, are deemed to have been withdrawn under such circumstances). The Company shall not change the form or components or percentages or amounts of components of consideration to be paid for the Securities once it has given the Change in Control Company Notice, except as described in the previous sentence.

        In the event that any Common Stock shall be issuable to pay all or a portion of the Change in Control Purchase Price, the Trustee shall have no responsibility for determining the Market Price of such Common Stock or as to whether the shares of such Common Stock are duly authorized, validly issued, fully paid and non-assessable.

        Section 5.11.    Extension of Change in Control Purchase Date.    Anything in this Indenture or the Securities to the contrary notwithstanding, if the Company is required by applicable law or regulation (including, without limitation, the Securities Act or the Exchange Act or the respective rules and regulations thereunder) or by comment or request of the staff of the Commission, to extend a Change in Control Purchase Date to a date that is later than the date specified in the applicable Change in Control Company Notice, then all references to that Change in Control Purchase Date shall be deemed to mean such extended date, mutatis mutandis, and the Company's obligation to purchase Securities that have been duly surrendered for purchase in compliance with this Article V shall likewise be extended.

ARTICLE VI

COVENANTS

        Section 6.1.    Payment of Securities.

        The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal, Redemption Price, Purchase Price and Change in Control Purchase Price and accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, shall be considered paid on the applicable date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds, in accordance with this Indenture, Cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

        If, pursuant to the terms of the Registration Rights Agreement, the Company is required to pay Liquidated Damages with respect to any or all of the Securities, not later than the close of business on the Business Day immediately preceding the date on which such accrued and unpaid Liquidated Damages are due and payable, the Company shall notify the Trustee of the amount of Liquidated Damages per $1,000 principal amount of Debentures to be paid on such date and, to the extent relevant, the names of the Holders or beneficial owners of interests in a Global Security, as applicable, entitled to receive such Liquidated Damages on such date.

        Payment of the principal of and accrued and unpaid interest and Contingent Interest, if any, on the Securities shall be in Cash and/or in Common Stock, as the case may be.

        Except as otherwise provided pursuant to Article XII, on each Interest Payment Date, the Company shall pay accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, provided, however, that if a Security is redeemed pursuant to Article III hereof or the Holder elects to require the Company to repurchase a Security pursuant to either Article IV or Article V hereof on a Purchase Date or Change in Control Purchase Date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, on such Security to, but excluding, the applicable Redemption Date, Purchase Date or Change in Control Purchase Date will be paid to the Holder of such Security as part of the Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, of such Security. For the avoidance of doubt, if a Security is redeemed pursuant to Article III or repurchased pursuant to either Article IV or Article V on a day that is an Interest Payment Date, then accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Interest Payment Date will be paid on such Interest Payment Date to the Holder of such Security at the close of business on the Regular Record Date next preceding such Interest Payment Date.

        Holders must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the Security register or, at the option of the Company, by wire transfer of immediately available funds.

        Notwithstanding anything to the contrary contained in this Indenture other than the provisions of Section 8.10 (which Section 8.10 shall be applicable instead of this paragraph in the event that the Trustee fixes a record date and payment date under the circumstances provided in such Section 8.10), any interest, Contingent Interest, if any, and Liquidated Damages, if any, with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

              (i)  The Company may elect to make payment of any Defaulted Interest to the Holder of such Security (or a predecessor Security thereof) at the close of business on a special record date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon, the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and no less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall, in the name and at the expense of the Company, promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed to the Holders of such Securities at their respective addresses in the register of Securities maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid on such payment date to the Holder of such Security (or a predecessor Security thereof) at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

             (ii)  The Company may make payment of any Defaulted Interest at any time and in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

        Section 6.2.    SEC and Other Reports to the Trustee.

        In accordance with TIA Section 314(a)(1), the Company shall deliver to the Trustee in any manner provided by Section 13.2 hereof, within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, in the event the Company is at any time not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with TIA Section 314(a)(1).

        Section 6.3.    Compliance Certificate.

        In accordance with TIA Section 314(a)(4), the Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003) an Officers' Certificate stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        Section 6.4.    Maintenance of Office or Agency of the Registrar, Paying Agent and Conversion Agent.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

        Section 6.5.    Delivery of Information Required Under Rule 144A.

        At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the written request of a Holder or any beneficial owner of Securities, the Company will make available the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or beneficial owner of Securities, or to a prospective purchaser of any such Security designated by any such Holder or beneficial owner, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act. In the case of a request from any person claiming to be such a beneficial owner, the Company may require the delivery by such person of such information and documents as the Company may reasonably request to establish that such person is in fact a beneficial owner of Securities.

ARTICLE VII

SUCCESSOR CORPORATION

        Section 7.1.    When Company May Merge or Transfer Assets.

        The Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

          (a)   either (i) the Company shall be the surviving Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person to which the properties and assets of the Company are conveyed, transferred or leased substantially as an entirety (1) shall be a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume all of the obligations of the Company under the Securities and this Indenture by an indenture supplement hereto executed as delivered by the Company or the Trustee;

          (b)   immediately after giving effect to such transaction, there is no Event of Default or event that, with notice or lapse of time or both, would be an Event of Default; and

          (c)   the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent set forth in this Article VII relating to such transaction have been satisfied and, if requested by the Trustee, an Opinion of Counsel stating that the conditions precedent set forth in clauses (a) and (c) of this Section 7.1 relating to such transaction have been satisfied and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Section 7.1.

        The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE VIII

DEFAULTS AND REMEDIES

        Section 8.1.    Events of Default.

        So long as any Securities are outstanding, each of the following shall be an "Event of Default":

          (a)   default by the Company in the payment of the principal amount with respect to any Security, when that payment becomes due and payable;

          (b)   default by the Company in the payment when due of any accrued and unpaid interest or any accrued and unpaid Contingent Interest, if any, on the Securities or any accrued and unpaid Liquidated Damages, if any, with respect to the Securities due to a breach of the Registration Rights Agreement, and continuance of such default for a period of 30 days;

          (c)   failure by the Company to comply in any material respect with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (d)   the occurrence of an event of default as defined in another mortgage, indenture or debt instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for borrowed money, other than the Securities, in an amount in excess of $20,000,000 and which results in such indebtedness in an amount in excess of $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and the Company has not remedied or cured the default or the default has not been waived by the holders of the indebtedness or the acceleration is not rescinded or annulled or the indebtedness has not been repaid, in each case within 60 days after receipt by the Company of a Notice of Default; provided, however, that if, prior to a declaration of acceleration of the maturity of the Securities pursuant to Section 8.2 or the entry of a judgment in favor of the Trustee in a suit pursuant to Section 8.8, such default shall have been remedied or cured or shall have been waived by the holders of such indebtedness or such acceleration has been rescinded or annulled or such indebtedness has been repaid, then the Event of Default hereunder by reason thereof shall be deemed to have been thereupon remedied, cured and waived without further action on the part of either the Trustee or any of the Holders of the Securities;

          (e)   the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

              (i)  commences a voluntary case or proceeding;

             (ii)  consents to the entry of any order for relief against it in an involuntary case or proceeding or to the commencement of any case against it;

            (iii)  consents to the appointment of a Custodian of it or for any substantial part of its property;

            (iv)  makes a general assignment for the benefit of its creditors;

             (v)  files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

            (vi)  consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i)  is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

             (ii)  appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of its property; or

            (iii)  orders the winding up or liquidation of the Company or any Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days.

        A Default under clause (c) or (d) above is not an Event of Default unless and until (i) the Company shall have actually received a Notice of Default and (ii) the Company does not cure such Default (or such Default is not waived or does not cease to exist) within the time specified in clause (c) or (d) above, as the case may be, after the Company's actual receipt of such Notice of Default. The term "Notice of Default" means written notice to the Company from the Trustee, or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, in each case specifying the Default, demanding that it be remedied and stating that such notice is a Notice of Default.

        The Company shall deliver to the Trustee, within five Business Days after an Officer of the Company shall have obtained actual knowledge of the occurrence of any Event of Default, a notice setting forth the nature of such Event of Default and the action which the Company is taking or proposes to take with respect thereto.

        Section 8.2.    Acceleration.

        If an Event of Default (other than an Event of Default specified in Section 8.1(e) or (f)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, through the date of acceleration on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

        If an Event of Default specified in Section 8.1(e) or (f) occurs and is continuing, the principal amount plus accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, through the date of acceleration on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

        The Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee and the Company (and without notice to any other Securityholder), may rescind and annul an acceleration and its consequences if (i) if all existing Events of Default have been cured or waived or ceased to exist, except non-payment of the principal amount plus accrued and unpaid interest, if any, and Contingent Interest, if any, that have become due solely as a result of acceleration; (ii) the rescission would not conflict with any final and unappealable judgment or order of a court of competent jurisdiction; and (iii) if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 8.3.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 8.4.    Waiver of Past Defaults.

        The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive on behalf of the Holders of all Securities any Default or other default hereunder and its consequences except:

          (a)   a default in the payment, when that payment becomes due and payable, of the principal amount with respect to any Security; or

          (b)   a default in the payment when due of any accrued and unpaid interest or accrued and unpaid Contingent Interest, if any, on or any accrued and unpaid Liquidated Damages with respect to the Securities, which default continues for 30 days;

          (c)   a default with respect to any provision of this Indenture which cannot be amended without the consent of each Holder affected by the amendment; or

          (d)   a default which constitutes a failure to convert any Security in accordance with their terms and the terms of this Indenture.

        When a Default or other default hereunder is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or other default hereunder or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.5.    Control by Majority.

        The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.6.    Limitation on Suits.

        A Securityholder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

          (a)   the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Securities;

          (b)   the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding have made a written request to the Trustee to institute such proceeding as trustee and have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (c)   the Trustee has not received from the Holders of a majority in aggregate principal amount of the Securities at the time outstanding a direction inconsistent with the request during the 60-day period referred to in clause (d) below; and

          (d)   the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity.

        A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

        Section 8.7.    Rights of Holders to Receive Payment or to Convert.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired without the consent of such Holder.

        Section 8.8.    Collection Suit by Trustee.

        If an Event of Default described in Section 8.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

        Section 8.9.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal, interest or Contingent Interest, if any, on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)   to file and prove a claim for the whole amount of the principal, interest or Contingent Interest, if any, owing and unpaid with respect to the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

          (b)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

  and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

        Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 8.10.    Priorities.

          (a)   If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

FIRST:	to the Trustee for amounts due under Section 9.7;
SECOND:
to Securityholders for amounts due and unpaid on the Securities for the principal, interest, Contingent Interest, if any, and Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
THIRD:	the balance, if any, to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

        Section 8.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) of the TIA is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.12.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 8.13.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount in respect of Securities, or any interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

TRUSTEE

        Section 9.1.    Duties of Trustee.

          (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)   Except during the continuance of an Event of Default:

              (i)  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

             (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates, Opinions of Counsel, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such Officers' Certificates, Opinions of Counsel, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

  This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i)  this Section (c) does not limit the effect of Section (b) of this Section 9.1;

             (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

  Subparagraphs (c)(ii) and (iii) above shall be in lieu of Sections 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

          (e)   The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives security or indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

        Section 9.2.    Rights of Trustee.

        Subject to its duties and responsibilities under Section 9.1 and under the TIA,

          (a)   the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Officers' Certificate, Opinion of Counsel, Company Request or Company Order, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (c)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d)   the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e)   the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

          (f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (h)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any Officers' Certificate, Opinion of Counsel, Company Request or Company Order, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such Default or Event of Default is received by a Responsible Officer of the Trustee at its Corporate Trust Office and such notice references the Securities and this Indenture;

          (j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent employed to act hereunder; and

          (k)   the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 9.3.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

        Section 9.4.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

        Section 9.5.    Notice of Defaults.

        If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs, unless such Default shall have been cured or waived or ceases to exist before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Securityholders and provided, further, that in the case of any Default described in Section 8.1(f), no such notice shall be given to Holders until at least 30 days after the occurrence thereof. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 9.6.    Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC (if required by the TIA) and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

        Section 9.7.    Compensation and Indemnity.

        The Company agrees to:

          (a)   pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b)   reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation agreed to pursuant to clause (a) above and the reasonable expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, bad faith or willful misconduct; and

          (c)   indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable fees and disbursements of legal counsel, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee or any predecessor Trustee or any of their respective agents or of any other person)) incurred without negligence, bad faith or willful misconduct on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for claims arising out of negligence, bad faith or willful misconduct on any of them.

        The Company shall have the right to assume the defense of any such claim or liability for which indemnity has been or may be sought pursuant to the immediately preceding paragraph and may employ counsel reasonably acceptable to the Trustee. In the event that the Company assumes the defense of such matter, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and disbursements of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the reasonable judgment of the Trustee (i) a conflict of interest exists by reason of common representation (if the Company is a party to the applicable action or proceeding) or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company (if the Company is a party to the applicable action or proceeding) or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

        To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of or interest, Contingent Interest, if any, and Liquidated Damages, if any, as the case may be, on any Securities and except for shares of Common Stock or other property that are held for delivery upon conversion of Securities.

        The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1 (e) or (f), the expenses including the reasonable fees and disbursements of its legal counsel, are intended to constitute expenses of administration under any applicable Bankruptcy Law.

        Section 9.8.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company; provided that no such removal shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Company shall remove the Trustee if:

          (a)   the Trustee fails to comply with Section 9.10;

          (b)   the Trustee is adjudged bankrupt or insolvent;

          (c)   a receiver or public officer takes charge of the Trustee or its property; or

          (d)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor

Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all money, securities and other property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Section 9.9.    Successor Trustee by Merger.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or other entity, the resulting, surviving or transferee corporation or other entity, without any further act, shall be the successor Trustee.

        Section 9.10.    Eligibility; Disqualification.

        The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

        Section 9.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X

DISCHARGE OF INDENTURE

        Section 10.1.    Discharge of Liability on Securities.

        When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled or delivered to the Registrar for cancellation, or (2) all the Securities theretofore authenticated and not theretofore canceled or delivered to the Registrar for cancellation (other than any Securities which have been destroyed, lost or stolen and in lieu or in substitution for which other Securities shall have been authenticated and delivered) shall have (a) been delivered for conversion and the Company shall have delivered to the Conversion Agent the shares of Common Stock (or other securities or property to be delivered upon such conversion in accordance with the terms of this Indenture) and Cash in lieu of fractional shares that the Company is required to deliver upon such conversion pursuant to Article XII of this Indenture and/or (b) become due and payable on a Purchase Date, Change in Control Purchase Date, Stated Maturity, Redemption Date or date of acceleration, as applicable, and the Company shall deposit with the Trustee or a Paying Agent Cash or shares of Common Stock or a combination thereof, as applicable (except for the payment of any amounts due and payable on all Securities at Stated Maturity, upon acceleration, on a Redemption Date or on the May 15, 2008 Purchase Date, which the Company shall be required to pay only in Cash), sufficient to pay all amounts owing in respect of such Securities, including the principal amount and accrued and unpaid interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to such Stated Maturity, Purchase Date, Change in Control Purchase Date,

Redemption Date or date of acceleration, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) in the case of clause (2)(a) above, rights hereunder of Holders to receive Common Stock (or other securities or property, as the case may be) issuable upon conversion of Securities and Cash in lieu of fractional shares; (ii) in the case of clause (2)(b) above, rights hereunder of Holders to receive payments of the amounts due, including accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, with respect to the Securities on such Purchase Date, Change in Control Purchase Date, Stated Maturity, Redemption Date or date of acceleration, as the case may be; and (iii) the rights, obligations, immunities and indemnities of the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture with respect to the conversion and payment of such Securities) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar, respectively, and to compensate the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar, as the case may be, in connection with the Indenture with respect to the Securities.

        Section 10.2.    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities or other property held by them for the payment of any amount payable on or with respect to the Securities that remains unclaimed for two years after the date the applicable payment became due, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities or other property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such Cash or securities or other property for that period commencing after the return thereof.

ARTICLE XI

AMENDMENTS

        Section 11.1.    Without Consent of Holders.

        The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

          (a)   evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company hereunder and under the Securities;

          (b)   add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company;

          (c)   cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision herein or in the Securities that may be inconsistent with any other provision herein or therein;

          (d)   make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act or the qualification of this Indenture under the TIA;

          (e)   secure the Securities;

          (f)    evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities or to facilitate the administration of the trust hereunder by the Trustee in accordance with the terms herein;

          (g)   add any additional Events of Default with respect to all or any of the Securities;

          (h)   modify any provision of this Indenture or the Securities in order to conform that provision to the description thereof set forth in an Offering Memorandum;

          (i)    modify the form of Transfer Certificate or Common Stock Transfer Certificate or any other provision of this Indenture or the Securities in order to ensure that transfers of Securities and shares of Common Stock issued upon conversion of Securities comply with the Securities Act and the rules and regulations thereunder;

          (j)    comply with Section 12.4; and

          (k)   make any other changes that would not adversely affect in any material respect the interest of the Holder of any outstanding Security.

        Section 11.2.    With Consent of Holders.

        Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and compliance with or default under any provision of this Indenture or the Securities may be waived, and the Company may add any provisions to or change or eliminate any provisions of this Indenture or the Securities or modify the rights of Holders, in each case, with the written consent or affirmative vote of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time outstanding. However, without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 11.2 may not:

          (a)   reduce the principal amount, or extend the Stated Maturity, of any Security;

          (b)   reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

          (c)   adversely affect the right of the Holder to convert any Security;

          (d)   except as otherwise provided herein or in the Securities, alter the manner or rate of accrual of interest or Contingent Interest, if any, on any Security or extend the time for payment of interest or Contingent Interest, if any, on any Security;

          (e)   change the obligation of the Company to maintain a paying agency for the Securities in The City of New York or the currency in which the Securities are payable;

          (f)    reduce the percentage in principal amount of affected Securities the consent of whose Holders is required for amendment of this Indenture or for waiver of compliance with provisions hereunder or for waiver of certain defaults hereunder, except to increase the percentage required for consent or waiver or to provide that additional provisions hereunder may not be modified or waived without the consent of the Holder of each Security affected thereby; or

          (g)   impair a Holder's right to institute suit for the enforcement of any payment due on the Securities.

        It shall not be necessary for the consent or vote of the Holders under this Section 11.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent or vote approves the substance thereof.

        Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations hereunder or under the Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VII.

        Section 11.3.    Compliance with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

        Section 11.4.    Revocation and Effect of Consents, Waivers and Actions.

        Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

        Section 11.5.    Notation on or Exchange of Securities.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee or the Company, bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

        Section 11.6.    Trustee to Sign Supplemental Indentures.

        The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture.

        Section 11.7.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XII

CONVERSION

        Section 12.1.    Conversion Rights.

          (a)   Subject to and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into shares of Common Stock at the Conversion Price in effect on the date of conversion but only under the following circumstances and at the respective times and to the extent specified in this Section 12.1

  (provided that any such conversion right shall expire at the close of business on the Stated Maturity):

              (i)  a Holder may convert Securities during any calendar quarter, and only during such calendar quarter (beginning with the calendar quarter ending September 30, 2003), if, as of the last day of the preceding calendar quarter, the Last Reported Sale Price of the Common Stock on at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of such immediately preceding calendar quarter exceeds 120% of the Conversion Price on the last Trading Day of such immediately preceding calendar quarter;

             (ii)  a Holder may convert Securities that have been called for redemption (and only those Securities that have been called for redemption) by the Company pursuant to a notice of redemption given as provided in Article III hereof at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for such Securities (provided that, anything herein to the contrary notwithstanding, in the case of any Security that shall have been called for redemption in part, only the portion of such Security that shall have been called for redemption may be converted); or

            (iii)  as provided in Section (b) of this Section 12.1.

          The Company shall determine after the end of each applicable calendar quarter whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Company shall, not later than the third Business Day of the subsequent calendar quarter (beginning with the calendar quarter ending September 30, 2003) notify the Conversion Agent and the Trustee thereof as to whether or not the Securities shall be convertible. The Company shall have no responsibility to, and shall have no liability for any failure to notify, any Holder of the occurrence of any event that triggers the right of such Holder to convert any Securities. The Trustee shall advise Holders who so request whether or not the Securities are convertible as a result of the circumstances described in clause (i) above, so long as the Trustee has received such notice from the Company.

          (b)   In addition, in the event that:

              (i)  (A)    the Company makes a distribution to all holders of its Common Stock of rights entitling them (for a period expiring within 60 days after the Record Date for such distribution) to subscribe for or purchase Common Stock at a price per share at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

            (B)  the Company makes a distribution to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) of the Company's assets, debt securities or rights to purchase its securities (other than rights referred to clause (A) above), if such distribution has a Fair Market Value exceeding 15% of the product of (i) the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution multiplied by (ii) the number of shares of Common Stock outstanding on such Trading Day;

    then, in each case, the Company shall give notice to Holders at least ten Business Days prior to the Ex-Dividend Time for such distribution and, from and after the date of such notice, Holders may convert their Securities at any time until the close of business on the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date on which the Company publicly announces that such distribution will not take place;

             (ii)  the Company consolidates with or merges into another Person, is a party to a binding share exchange or transfers all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, in each case pursuant to which shares of Common Stock would be converted into Cash, securities or other property, then the Holders may convert Securities at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction (as such anticipated date is set forth in a written notice from the Company mailed to Holders) until the close of business on the tenth Business Day after the actual effective date of such transaction (or, if earlier, the close of business on the Business Day immediately preceding the date on which the Company announces (which may be by press release or other public announcement) that the transaction will not take place), and, if the transaction occurs, then, from and after the effective time of the transaction, the right to convert Securities into shares of Common Stock will be changed into a right to convert Securities into the kind and amount of Cash, securities or other property which the Holder would have received if the Holder had converted its Securities immediately prior to the effective time of such transaction; provided, however, that, anything herein to the contrary notwithstanding, (A) if the Company engages in any transaction described in this clause (ii), the Conversion Price will not be adjusted, and (B) the Securities shall not be convertible and no transaction requiring an adjustment to the Conversion Price will be deemed to have occurred if the Company is a party to any transaction described in this clause (ii) effected with one of its Affiliates for purposes of changing the jurisdiction of its organization or effecting a corporate reorganization.

        Section 12.2.    Conversion Procedure; Conversion Price; Fractional Shares.

          (a)   Each Security shall be convertible at the office of the Conversion Agent into fully paid and non-assessable shares of Common Stock.

          The Security will be converted into shares of Common Stock at the Conversion Price as in effect at the close of business on the date of conversion. The number of shares of Common Stock issuable upon conversion of a Security (or portion thereof) shall be equal to the number of shares obtained by dividing the principal amount of such Security (or portion thereof) being converted by the Conversion Price as in effect at the close of business on the date of conversion and rounding the quotient as provided in Section 12.3(j).

          No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, on a converted Security, except as described in Section 12.9 hereof. On conversion of a Security, that portion of accrued and unpaid interest and Contingent Interest, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of this Indenture) through the date of conversion, and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares), shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

          The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any Cash payment in lieu of fractional shares) as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

          The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall make a Cash payment equal to such fraction multiplied by the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the date of conversion.

          Anything in this Indenture or the Securities to the contrary notwithstanding, (i) in the case of a Security called for redemption, the conversion right in respect of that Security will expire at the close of business on the Business Day immediately preceding the applicable Redemption Date and (ii) in the case of a Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising such Holder's option to require the Company to repurchase such Security, such Security may be converted (subject to satisfaction of the conditions specified in Section 12.1) only if such notice of exercise is duly withdrawn in accordance with Sections 4.3 or 5.3 hereof prior to the date and time specified in such Section.

          (b)   Before any Holder of Securities shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Securities issued in global form, comply with the Applicable Procedures, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall deliver written notice to the Company at said office or place in the form of the Conversion Notice attached to the form of Security appearing as Exhibit A hereto (the "Conversion Notice"), which may be obtained from the Conversion Agent, that such Holder irrevocably elects to convert the same, which Conversion Notice must be duly executed by the Holder and provide the other information called for by the form of such Conversion Notice.

          Before any such conversion, a Holder also shall pay in Cash all amounts, if any, required to be paid by such Holder pursuant to Section 12.8 or 12.9 hereof.

          If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable after a Holder shall have delivered Securities for conversion (together with all other documents and any payments required by this Indenture) and complied with the applicable provisions of this Indenture relating thereto, issue and deliver at the office of the Conversion Agent to such Holder, or (subject to Section 12.10 hereof) to such other Person indicated in the Conversion Notice, certificates (other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Applicable Procedures of the Depositary) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with Cash in lieu of any fraction of a share. The Company shall not be required to deliver shares of Common Stock while the stock transfer books or the security register for such stock are duly closed for any purpose, but shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

          If the Common Stock to be issued upon conversion of a Restricted Security is to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a properly completed Common Stock Transfer Certificate, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security and, if such Common Stock is not being issued pursuant to the Shelf Registration Statement while such Shelf Registration Statement is effective, such other legal opinions, certificates and other information, in form and substance satisfactory to the Company and the Conversion Agent, as the Company or the Conversion Agent may reasonably require to confirm that such issuance is being made in a transaction exempt from registration under the Securities Act. The Company and the Conversion Agent shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed Common Stock Transfer Certificate and such legal opinions, certificates and other information as the Company or the Conversion Agent may require as aforesaid.

          (c)   A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion to the Conversion Agent as provided above, together with a completed and executed Conversion Notice and (if required) Transfer Certificate as provided above, together with any Cash payment and any other required documents required by this Indenture, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date. Upon conversion, all obligations under the Securities so converted will be deemed satisfied and paid in full rather than cancelled, extinguished or forfeited, including with respect to any accrued and unpaid interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any.

          (d)   In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

        Section 12.3.    Adjustment of Conversion Price for Common Stock.

        The Conversion Price shall be adjusted from time to time as follows:

          (a)   In case the Company shall pay to all holders of its Common Stock a dividend or make other distribution on its Common Stock payable exclusively in shares of Common Stock, the Conversion Price in effect immediately prior to the effective date for the adjustment pursuant to this Section 12.3(a), as described below, shall be adjusted so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive immediately after the happening of the applicable event described above had such Securities been converted immediately prior to such effective date. If any dividend or distribution of the type described in this clause above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 12.3(a) shall become effective immediately after the Record Date for the applicable dividend or distribution, as the case may be.

          (b)   In case the Company shall distribute to all holders of its Common Stock rights entitling them (for a period expiring within 60 days after the Record Date for such distribution) to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price on the Trading Day immediately preceding the date of declaration of such distribution, the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to such date of declaration by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding as of the close of business on such date of declaration plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Last Reported Sale Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding as of the close of business on such date of declaration plus the number of shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date for such distribution. To the extent that shares of Common Stock are not delivered pursuant to such rights, then, upon expiration or termination of such rights, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustment made upon the issuance of such rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Company had not declared such distribution of such rights and no such Record Date had been fixed. In determining whether any rights entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights and any amounts payable on exercise thereof, the Fair Market Value of such consideration, if other than Cash, to be determined by the Board of Directors.

          (c)   In case the Company shall (i) subdivide its outstanding Common Stock into a greater number of shares or (ii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to the effective date for such subdivision or combination, as the case may be, shall be adjusted so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive immediately after the happening of the applicable event described above had such Securities been converted immediately prior to such effective date. An adjustment made pursuant to this subsection (c) shall become effective immediately after the effective date of such subdivision or combination.

          (d)   In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) of the Company's assets, debt securities or rights (excluding those rights referred to in Section 12.3(b) hereof) to subscribe for or purchase any of the Company's securities (any of foregoing being hereafter called the "Distributed Assets or Securities"), and such distribution (the "Reference Distribution"), together with all other distributions, if any, of Distributed Assets or Securities made by the Company to all holders of Common Stock during the 12-month period ending on the date of the Reference Distribution and in respect of which no previous adjustment to the Conversion Price pursuant to this Section 12.3(d) has been made, have an aggregate Fair Market Value (the "Aggregate Value") exceeding an amount (the "Base Amount") equal to 10% of the product of (1) the Last Reported Sale Price of our Common Stock on the Trading Day (the "Determination Date") immediately preceding the date of declaration of the Reference Distribution multiplied by (2) the number of shares of Common Stock outstanding on the Determination Date, then the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to such Determination Date by a fraction (i) of which the numerator shall be the Last Reported Sale Price per share of Common Stock on such Determination Date less an amount equal to the quotient of (x) the excess of such Aggregate Value over such Base Amount divided by (y) the number of shares of Common Stock outstanding on the Determination Date, and (ii) the denominator of which shall be the Last Reported Sale Price on such Determination Date. Such adjustment shall become effective immediately after the Record Date for the Reference Distribution. In the event that the Reference Distribution is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such Reference Distribution had not been declared.

          (e)   Notwithstanding the foregoing provisions of Section 12.3(a), (b), (c) and (d), no adjustment of the Conversion Price shall be made in respect of any payment, distribution or other transaction referred to therein if the Company makes proper provision so that each Holder who converts its Securities (or any portion thereof) after the Record Date, date of declaration or effective time, as the case may be, of such payment, distribution or other transaction shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same amount and kind of assets or other property that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, date of declaration or effective time, as the case may be, converted such Securities into Common Stock.

          (f)    Anything in this Indenture or the Securities to the contrary notwithstanding, no adjustment to the Conversion Price shall be made:

              (i)  upon or with respect to the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company or the investment of additional optional amounts in shares of Common Stock under any plan;

             (ii)  upon or with respect to the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, officer, director or consultant stock option, stock purchase or other benefit plan or program of or assumed by the Company or any of its Subsidiaries;

            (iii)  upon or with respect to the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of this Indenture;

            (iv)  upon or with respect to any purchase of shares of Common Stock, including, without limitation, purchases with the proceeds of the sale of the Securities, whether under any stock repurchase program or otherwise;

             (v)  upon or with respect to the issuance to holders of Common Stock of rights ("stockholder rights") under any existing or future stockholder rights plan or similar arrangement (including, without limitation, the Rights Agreement of the Company dated March 31, 2000, as the same may be amended or restated from time to time);

            (vi)  upon the exercise of stockholder rights by holders thereof and upon the issuance of securities as a consequence thereof;

           (vii)  in the event that the stockholder rights detach from the shares of Common Stock and become separately tradable;

          (viii)  for a change in the par value or no par value of the Common Stock; or

            (ix)  for accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities.

          (g)   For purposes of this Article XII:

          "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a Board Resolution or Officers' Certificate).

          "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security)

  is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h)   The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Sections 12.3(a), (b), (c) and (d), as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividends or distributions of capital stock (or rights to acquire capital stock) or from any event treated as such for United States federal income tax purposes.

          (i)    To the extent permitted by applicable law, the Company may, from time to time, decrease the Conversion Price by any amount for any period of at least 20 days if the Board of Director has determined that such decrease in the Conversion Price is in the best interest of the Company. Such a determination by the Board of Directors of the Company shall be conclusive. Whenever the Conversion Price is reduced pursuant to the second preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

          (j)    All calculations under Section 12.2 and this Section 12.3 shall be made by the Company and shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Article XII, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

          (k)   Anything in this Indenture or the Securities to the contrary notwithstanding, no adjustment shall be made pursuant to this Section 12.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 12.3.

          (l)    For purposes of this Section 12.3, the number of shares of Common Stock outstanding at any time shall not include shares held in the treasury of the Company.

        Section 12.4.    Consolidation or Merger of the Company.

        If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding statutory share exchange of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company substantially as an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding statutory share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, combination, binding statutory share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, statutory share exchanges, sales and conveyances.

        If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

        Section 12.5.    Notice of Adjustment.

        Whenever an adjustment in the Conversion Price with respect to the Securities is required (other than an adjustment pursuant to Section 12.3(i)):

          (a)   the Company shall promptly mail or otherwise deliver to the Trustee and the Conversion Agent a certificate of an Officer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

          (b)   a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall promptly be mailed by the Company to each Holder in the manner provided in Section 13.2 hereof, and any such notice so mailed shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

        Section 12.6.    Notice in Certain Events.

        In case:

          (a)   the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 12.3;

          (b)   the Company shall authorize the granting to all holders of its Common Stock of rights to purchase any share of any class of capital stock or any other rights to purchase securities;

          (c)   of any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of the properties and assets of the Company substantially as an entirety; or

          (d)   of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

  the Company shall mail to the Trustee and cause to be mailed to each Holder at its address appearing on the Security register, as promptly as possible but in any event at least 15 days prior to the applicable Record Date or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined or (y) the date on which such reclassification, change, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date, if any, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant, reclassification, change, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

        Section 12.7.    Company To Reserve Stock; Registration; Listing.    The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

        Section 12.8.    Taxes on Conversion.

        The issue of Common Stock on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery of any shares of Common Stock issuable upon conversion of any Security shall be made unless and until the Holder of such Securities has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

        Section 12.9.    Conversion After Record Date.

        Except as provided below, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, on any such Securities being converted. Holders of Securities at the close of business on a Regular Record Date will be entitled to receive payment of the interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Securities on the next succeeding Interest Payment Date (notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date), unless such Securities have been called for redemption on a Redemption Date or are purchased by the Company at the option of the Holder on a Purchase Date or Change in Control Purchase Date during the period from the close of business on such Regular Record Date to the opening of business on such Interest Payment Date. Securities surrendered for conversion or converted during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except Securities which have been called for redemption on a Redemption Date after the close of business on such Regular Record Date and before the opening of business on the next succeeding Interest Payment Date) shall be accompanied by payment from the converting Holders, for the account of the Company, in Cash in New York Clearing House funds or other funds acceptable to the Company, in an amount equal to the interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Interest Payment Date with respect to the principal amount of the Securities being converted.

        Except as provided in this Section 12.9, no adjustments in respect of payments of interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

        In the event that any Security is converted after the close of business on any Special Record Date for the payment of Defaulted Interest on such Security and prior to the opening of business on the corresponding payment date for such Defaulted Interest, such Security (unless such Security has been called for redemption on a Redemption Date after the close of business on such Special Record Date and before the opening of business on such payment date) shall be accompanied by payment from the converting Holder, for the account of the Company, in Cash in New York Clearing House funds or other funds acceptable to the Company, in an amount equal to the Defaulted Interest payable on such payment date with respect to the principal amount of the Securities being converted.

        Section 12.10.    Restriction on Common Stock Issuable Upon Conversion.

          (a)   Except in the case of shares of Common Stock that have been registered under the Securities Act pursuant to the shelf registration statement filed pursuant to the Registration Rights Agreement (a "Shelf Registration Statement"), that are issued pursuant to such Shelf Registration Statement while such Shelf Registration Statement is effective under the Securities Act, and that the Company shall determine, in its sole and absolute discretion, are not "restricted securities" within the meaning of Rule 144, all shares of Common Stock issued upon conversion of Restricted Securities shall be physically delivered in certificated form to the Holders converting such Restricted Securities and the certificates representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 12.10(c).

          (b)   If (i) shares of Common Stock to be issued upon conversion of Transfer Restricted Securities are to be registered in a name other than that of the Holder of such Transfer Restricted Securities or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are to be transferred by the holder, then the Holder of the Securities being converted or the holder of the shares of Common Stock being transferred, as the case may be, must deliver to the Conversion Agent or the transfer agent for the Common Stock, as the case may be, and to the Company a duly completed and executed Common Stock Transfer Certificate as to compliance with the restrictions on transfer applicable thereto, and, except in the case of an issuance or transfer being made pursuant to an effective Shelf Registration Statement, such legal opinions, certificates and other information as the Company, the Conversion Agent or the transfer agent may reasonably require to confirm that issuance or transfer is being made pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or to the Company or a Subsidiary of the Company and neither the Company, the Conversion Agent, the transfer agent nor any registrar, as the case may be, shall be required to issue any shares of Common Stock upon conversion of Securities to a person other than the Holder of such Security, or transfer any such shares of Common Stock, as the case may be, unless they shall have received a completed and executed Common Stock Transfer Certificate and such other documents referred to above.

          (c)   If certificates representing shares of Common Stock are issued upon the registration of transfer of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless, (i) in the case of a transfer of shares of Common Stock that have been registered pursuant to the Shelf Registration Statement and that are to be transferred pursuant to such Shelf Registration Statement while it is effective under the Securities Act, the transferor shall have delivered to the Company and the transfer agent for the Common Stock a duly signed and completed and executed Common Stock Transfer Certificate indicating that the shares are to be so transferred pursuant to the Shelf Registration Statement, (ii) in the case of any other transfer, there shall be delivered to the Company and the transfer agent for the Common Stock a completed and executed Common Stock Transfer Certificate and such legal opinions, certificates and other information as the Company or the transfer agent for the Common Stock may reasonably require to confirm that such transfer is being made pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) and that, upon such transfer, such shares of Common Stock shall no longer be "restricted securities" within the meaning of Rule 144 under the Securities Act, or (iii) in the case of any such request for the removal of the legend, there shall be delivered to the Company and the transfer agent for the Common Stock such legal opinions, certificates and other information as either of them may reasonably require to confirm that such shares of Common Stock are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon delivery of the documents required by this paragraph, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Common Stock Legend.

          (d)   Anything herein to the contrary notwithstanding, the provisions of this Section 12.10 shall survive the discharge of this Indenture.

        Section 12.11.    Company Determination Final.

        Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive, absent manifest error.

        Section 12.12.    Responsibility of Trustee for Conversion Provisions.

        The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company or one of its Subsidiaries or Affiliates shall have the same protection under this Section 12.12 as the Trustee.

ARTICLE XIII

MISCELLANEOUS

        Section 13.1.    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

        Section 13.2.    Notices.    Any request, demand, authorization, notice, waiver, consent or communication provided for under this Indenture or the Securities shall be in writing and delivered in person or using courier service providing overnight delivery or mailed by first-class mail, postage prepaid, in each case addressed as follows, or transmitted by facsimile transmission to the following facsimile numbers (so long as receipt of such facsimile transmission is confirmed by telephone):

      if to the Company:

      EDWARDS LIFESCIENCES CORPORATION
      One Edwards Way
      Irvine, California 92614
      Attn: General Counsel
      Facsimile No.: (949) 250-6885

      if to the Trustee:

      JPMORGAN CHASE BANK
      4 New York Plaza, 15th Floor
      New York, New York 10004
      Attn: Institutional Trust Services
      Facsimile No.: (212) 623-6215

        The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

        Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee, and will be deemed to have been given on the date of such mailing.

        If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

        Section 13.3.    Communication by Holders with Other Holders.

        Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

        Section 13.4.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

          (a)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 13.5.    Statements Required in Certificate or Opinion.

        Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a)   a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c)   a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)   a statement that, in the opinion of such person, such covenant or condition has been complied with.

        Section 13.6.    Calculations in Respect of the Securities.

        The Company will be responsible for making all calculations called for under the Securities, the Indenture or the Registration Rights Agreement. These calculations include, but are not limited to, determination of the Market Price and Last Reported Sale Price for the Common Stock, the Trading Price of the Securities, whether Contingent Interest shall be payable on the Securities, the amount of accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities, in the event that the Company shall elect to pay the Purchase Price or Change in Control Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock issuable to make such payment, the amount of Cash payable in respect of fractional shares of Common Stock, and the Conversion Price of the Securities as in effect from time to time and whether the conditions to conversion set forth in Section 12.1(a)(i) or 12.1(b)(i) have been satisfied. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee, the Conversion Agent, Bid Solicitation Agent and the Paying Agent, upon written request, a schedule of its calculations and each of the Trustee, the Conversion Agent, Bid Solicitation Agent and the Paying Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

        Section 13.7.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 13.8.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

        The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

        Section 13.9.    Legal Holidays.

        If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday. Without limitation to the foregoing, if any Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date on which any payment is due on the Securities falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest, Contingent Interest, if any, or Liquidated Damages, if any, will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date, as the case may be, to the date of that payment on such next succeeding Business Day.

        Section 13.10.    Governing Law.

        This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

        Section 13.11.    No Recourse Against Others.

        No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness or obligation evidenced hereby or thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

        Section 13.12.    Successors.

        All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 13.13.    Multiple Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        Section 13.14.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ CORRINE H. LYLE Name: Corinne H. Lyle Title: Corporate Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK As Trustee

By:	/s/ CAROL NG Name: Carol Ng Title: Trustee

SCHEDULE I

Projected Payment Schedule(1)
Per $1,000 Principal Amount at Maturity of Securities

Comparable yield: 4.85%, compounded semiannually

Semiannual Period Ending	Noncontingent Payments	Contingent Payments	Total Payments
November 15, 2003	$20.02	—	$20.02
May 15, 2004	$19.38	—	$19.38
November 15, 2004	$19.38	—	$19.38
May 15, 2005	$19.38	—	$19.38
November 15, 2005	$19.38	—	$19.38
May 15, 2006	$19.38	—	$19.38
November 15, 2006	$19.38	—	$19.38
May 15, 2007	$19.38	—	$19.38
November 15, 2007	$19.38	—	$19.38
May 15, 2008	$19.38	—	$19.38
November 15, 2008	$19.38	—	$19.38
May 15, 2009	$19.38	—	$19.38
November 15, 2009	$19.38	—	$19.38
May 15, 2010	$19.38	—	$19.38
November 15, 2010	$19.38	—	$19.38
May 15, 2011	$19.38	—	$19.38
November 15, 2011	$19.38	—	$19.38
May 15, 2012	$19.38	—	$19.38
November 15, 2012	$19.38	—	$19.38
May 15, 2013	$19.38	—	$19.38
November 15, 2013	$19.38	—	$19.38
May 15, 2014	$19.38	—	$19.38
November 15, 2014	$19.38	—	$19.38
May 15, 2015	$19.38	—	$19.38
November 15, 2015	$19.38	—	$19.38
May 15, 2016	$19.38	—	$19.38
November 15, 2016	$19.38	—	$19.38
May 15, 2017	$19.38	—	$19.38
November 15, 2017	$19.38	—	$19.38
May 15, 2018	$19.38	—	$19.38
November 15, 2018	$19.38	—	$19.38
May 15, 2019	$19.38	—	$19.38
November 15, 2019	$19.38	—	$19.38
May 15, 2020	$19.38	—	$19.38
November 15, 2020	$19.38	$3.05	$22.43
May 15, 2021	$19.38	$3.13	$22.51
November 15, 2021	$19.38	$3.20	$22.58
May 15, 2022	$19.38	$3.28	$22.66
November 15, 2022	$19.38	$3.37	$22.75
May 15, 2023	$19.38	$3.45	$22.83
November 15, 2023	$19.38	$3.54	$22.92
May 15, 2024	$19.38	$3.62	$23.00
November 15, 2024	$19.38	$3.71	$23.09
May 15, 2025	$19.38	$3.81	$23.19
November 15, 2025	$19.38	$3.90	$23.28

May 15, 2026	$19.38	$4.00	$23.38
November 15, 2026	$19.38	$4.10	$23.48
May 15, 2027	$19.38	$4.20	$23.58
November 15, 2027	$19.38	$4.31	$23.69
May 15, 2028	$19.38	$4.42	$23.80
November 15, 2028	$19.38	$4.53	$23.91
May 15, 2029	$19.38	$4.64	$24.02
November 15, 2029	$19.38	$4.76	$24.14
May 15, 2030	$19.38	$4.87	$24.25
November 15, 2030	$19.38	$5.00	$24.38
May 15, 2031	$19.38	$5.12	$24.50
November 15, 2031	$19.38	$5.25	$24.63
May 15, 2032	$19.38	$5.38	$24.76
November 15, 2032	$19.38	$5.51	$24.89
May 15, 2033	$19.38	$1,506.15	$1,525.53

(1)
The schedule of projected payments is determined, in part, on the basis of an assumption of linear growth of the stock price and is not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The schedule of projected payments does not constitute a projection or representation regarding the amounts payable on the Securities.

EXHIBIT A

[FORM OF FACE OF SECURITY]

        FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS MAY 9, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 4.85%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

        EDWARDS LIFESCIENCES CORPORATION (THE "ISSUER", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER'S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: EDWARDS LIFESCIENCES CORPORATION, TREASURY DEPARTMENT/INVESTOR SERVICES, MS 27X,ONE EDWARDS WAY, IRVINE, CA 92614.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES

IN DEFINITIVE CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

(1)
This legend should be included only if the Security is a Global Security.

        [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF (X) THE ORIGINAL ISSUANCE DATE OF THIS SECURITY (OR, IF THE OVER-ALLOTMENT OPTION GRANTED TO J.P. MORGAN SECURITIES INC. IS EXERCISED, THE ORIGINAL ISSUE DATE OF THE SECURITIES ISSUED UPON EXERCISE OF SUCH OPTION) AND (Y) THE LAST DATE ON WHICH EDWARDS LIFESCIENCES CORPORATION (THE "ISSUER", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THEM TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY SHARE OF COMMON STOCK ISSUED UPON CONVERSION HEREOF ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)
This legend should be included only if the Security is a Transfer Restricted Security.

EDWARDS LIFESCIENCES CORPORATION*

3.875% Convertible Senior Debentures due 2033

No.	CUSIP:	[Transfer Restricted Global Securities—28176EA A6] [Unrestricted Global Securities—28176EA B4]

        EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company", which term shall include any successor under the Indenture referred to on the reverse hereof), promises to pay to                         , or registered assigns, the principal amount of                        Dollars ($            ) [, or such lesser amount as is indicated in the records of the Trustee and the Depositary,](3) on May 15, 2033, and to pay interest thereon from May 9, 2003 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on November 15, 2003, at the rate of 3.875% per annum (and, in the event and to the extent that Contingent Interest shall be payable on this Security at any time as provided herein and in the Indenture, to pay such Contingent Interest at the rate and on the dates specified herein), until the principal hereof is paid in full or made available for payment or until such date on which this Security is converted into Common Stock (or other securities or property) as provided in the Indenture, and to pay interest at the rate of 3.875% per annum on any overdue principal and, to the extent permitted by law, on any overdue installment of interest and on any overdue installment of Liquidated Damages, if any. Anything herein to the contrary notwithstanding, if any Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date on which a payment hereon is due falls on a day that is not a Business Day, the required payment of interest, if any, Contingent Interest, if any, principal and Liquidated Damages, if any, will be made on the next succeeding Business Day and no interest, Contingent Interest, if any, Liquidated Damages, if any, or other amount will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date, as the case may be, to the date of payment on such next succeeding Business Day. The accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (a "Regular Record Date"). However, in the case of Securities called for redemption on a Redemption Date or purchased by the Company on a Purchase Date or Change in Control Purchase Date during the period from the close of business on a Regular Record Date to the opening of business on the next succeeding Interest Payment Date, accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, will be paid (unless such Security is converted) on such Redemption Date, Purchase Date or Change in Control Purchase Date, as the case may be, to the Holders of such Securities so redeemed or purchased. Any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof will be given to Holders as provided in the Indenture, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in the Indenture. Anything herein to the contrary notwithstanding, Liquidated Damages shall be payable to the Holder of this Security only in the event and to the extent such Holder is entitled to receive Liquidated Damages pursuant to the Registration Rights Agreement.

*
All references to, and all provisions relating to, Liquidated Damages shall be deleted if the Security is not a Transfer Restricted Security.

(3)
This phrase should be included only if the Security is a Global Security.

        Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	EDWARDS LIFESCIENCES CORPORATION

By:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:	Authorized Signatory

[FORM OF REVERSE OF SECURITY]

3.875% Convertible Senior Debentures due 2033

        This Security is one of a duly authorized issue of 3.875% Convertible Senior Debentures due 2033 (the "Securities"), limited in aggregate principal amount to $150,000,000 (subject to the exceptions provided in the Indenture referred to below) of EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (including any successor under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of May 9, 2003 (as the same may be amended or supplemented from time to time, the "Indenture"), between the Company and JPMORGAN CHASE BANK, as trustee (the "Trustee", which term includes any successor trustee under the Indenture). The terms of this Security include those stated in the Indenture, those made part of the Indenture by reference to or pursuant to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

1.    INTEREST

        Subject to Section 2 below, interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Persons who are the Holders of Securities at the close of business on a Regular Record Date will be entitled to receive the payment of accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, payable on the corresponding Interest Payment Date (notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date), unless such Securities have been called for redemption on a Redemption Date or are purchased by the Company at the option of the Holder on a Purchase Date or Change in Control Purchase Date during the period from the close of business on such Regular Record Date to the opening of business on such Interest Payment Date. Securities surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date, except for Securities called for redemption on a Redemption Date during the period from the close of business on such Regular Record Date to the opening of business on such Interest Payment Date, must be accompanied by payment from the Holder of an amount in Cash equal to the amount of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Interest Payment Date with respect to the principal amount of the Securities so converted.

2.    CONTINGENT INTEREST

        Beginning with the six-month Interest Period commencing on May 15, 2008, the Company will pay contingent interest ("Contingent Interest") during a six-month Interest Period if the average Trading Price for the five Trading Days ending on and including the third Trading Day immediately preceding the first day of such six-month Interest Period equals or exceeds 120% of the principal amount of such Security.

        The Contingent Interest payable per $1,000 principal amount of a Security in respect of any six-month Interest Period in which Contingent Interest is payable shall accrue at the rate of 0.25% per six-month Interest Period of the average Trading Price per $1,000 principal amount of such Security for the applicable five Trading Day period ending on and including the third Trading Day immediately preceding the first day of such six-month Interest Period. The average Trading Price shall be calculated to the nearest cent, with one-half cent being rounded upwards.

        If Contingent Interest is payable in respect of any Security, then such Contingent Interest will be payable on the same dates and to the same Persons entitled to receive the interest otherwise payable on such Security. Contingent Interest, if payable, will accrue from and including the first day of the applicable six-month Interest Period to, but excluding, the date of payment (including payment on any Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date or Change in Control Purchase Date). The amount of Contingent Interest payable on any date shall be calculated by the Company and shall be calculated on the same basis as which the interest otherwise payable on the Securities is payable, appropriately adjusted (if deemed necessary by the Company in its sole and absolute discretion) to reflect the fact that the Contingent Interest rate is stated on a six-month basis rather than a per annum basis.

        If the Company determines that Holders will be entitled to receive Contingent Interest during a six-month Interest Period, the Company will mail notice to that effect to Holders at their addresses in the register of Securities maintained by the Registrar or issue a press release to that effect, in each case promptly after the Company makes that determination.

        The term "Interest Period" means the period beginning on and including May 15 through and including the next succeeding November 14 and the six-month period beginning on and including November 15 through and including the next succeeding May 14.

3.    METHOD OF PAYMENT

        Holders must surrender Securities to a Paying Agent to collect the principal of and interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, payable in respect of such Securities at Stated Maturity or on any Redemption Date, Purchase Date, Change in Control Purchase Date or other date on which principal is payable, and the Company shall pay such amounts at the office of the Paying Agent or, at the option of the Company, by wire transfer. Interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities shall be paid in Cash and may be paid by mailing a check to the address on the Person entitled thereto as such address shall appear in the register of Securities maintained by the Registrar or, at the option of the Company, by wire transfer.

4.    PAYING AGENT, CONVERSION AGENT, REGISTRAR AND BID SOLICITATION AGENT

        Initially, the Trustee shall act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar, co-registrar or Bid Solicitation Agent or approve a change in the office through which any Paying Agent, Conversion Agent, Registrar or co-registrar acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar, co-registrar or Bid Solicitation Agent.

5.    AMOUNT OF SECURITIES

        The Securities are unsubordinated and unsecured obligations of the Company limited to $150,000,000 aggregate principal amount, subject to the exceptions set forth in Sections 2.7 and 2.8 of the Indenture.

6.    REDEMPTION AT THE OPTION OF THE COMPANY

        No sinking fund is provided for the Securities. Prior to May 15, 2008, the Securities will not be redeemable at the option of the Company. On or after May 15, 2008, the Company may redeem the Securities, at its option, at any time in whole or from time to time in part, upon notice to the Holders of Securities to be redeemed as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the Redemption Date (the "Redemption Price"); provided that payments of accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date shall be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Redemption Price shall not include any such accrued and unpaid interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). Any redemption of Securities shall be subject to the further terms and conditions set forth in the Indenture.

7.    NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

        Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's address as set forth in the register of Securities maintained by the Registrar. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date, then on and after the Redemption Date, interest, Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on the Securities (or portions thereof) called for redemption and such Securities (or portions thereof) will cease to be outstanding. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

          (a)   Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Securities held by such Holder on May 15, 2008, May 15, 2013 and May 15, 2018 (each, a "Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities to be so purchased to, but excluding, the applicable Purchase Date (the "Purchase Price"); provided that payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Purchase Date will be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Purchase Price shall not include any such accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). In order to exercise this option, a Holder must satisfy the conditions set forth in the Indenture, including the delivery of a Purchase Notice containing the information set forth in the Indenture within the time period specified in the Indenture and the delivery of Securities to be purchased as provided in the Indenture. The Company will pay the Purchase Price in Cash for any Securities to be purchased on the Purchase Date occurring on May 15, 2008. With respect to the May 15, 2013 and May 15, 2018 Purchase Dates, the Purchase Price may be paid by the Company, at its option, in Cash or by the delivery of shares of Common Stock, or in any combination thereof as set forth in the Indenture, provided that the Company will pay any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, in Cash.

          Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

          (b)   If a Change in Control shall occur at any time prior to May 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase all of such Holder's Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the Change in Control Purchase Date specified by the Company in accordance with the provisions of the Indenture at a Change in Control Purchase Price equal to 100% of the principal amount of Securities to be purchased, plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the applicable Change in Control Purchase Date (the "Change in Control Purchase Price"); provided the payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Change in Control Purchase Date will be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Change in Control Purchase Price shall not include any such accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). The Change in Control Purchase Price shall be paid by the Company, at its option, in Cash, by the delivery of shares of Common Stock or in any combination thereof as set forth in the Indenture, provided that the Company will pay any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, in Cash.

          (c)   Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to such Purchase Date or Change in Control Purchase Date, as the case may be, and otherwise in accordance with the provisions of the Indenture.

          (d)   If Cash and/or Common Stock (if permitted under the Indenture) sufficient to pay a Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on or before the Purchase Date or the Change in Control Purchase Date, as the case may be, interest, Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on such Securities (or portions thereof) on and after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Securities).

          (e)   As provided in the Indenture, any Purchase Date or Change in Control Purchase Date may be extended as necessary to comply with applicable law.

9.    CONVERSION

        Subject to and in compliance with the terms and conditions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Article XII thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Securities (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into fully paid and nonassessable of shares of Common Stock at the Conversion Price in effect on the date of conversion. The number of full shares of Common Stock issuable upon conversion of a Security (or portion thereof) shall be equal to the amount obtained by dividing the principal amount of such Security (or portion thereof) being converted by the Conversion Price as in effect at the time of conversion and rounding the quotient as provided in the Indenture.

        A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture. If a Security (or portion thereof) is called for redemption, the Holder of such Security (or portion thereof) may convert such Security (or portion thereof) called for redemption at any time before the close of business on the Business Day immediately preceding the Redemption Date.

        The initial Conversion Price is $54.66 per share of Common Stock, subject to adjustment in certain events described in the Indenture.

        To surrender a Security for conversion, a Holder must (1) in the case of Global Securities, comply with the Applicable Procedures in effect at that time, or in the case of Certificated Securities, surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents, (4) pay all funds required, if any, relating to interest, Contingent Interest, if any, or Liquidated Damages, if any, and any transfer or similar tax, if required, and (5) comply with any other applicable requirements of the Indenture.

        No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

        No payment or adjustment will be made for accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, or accrued and unpaid Liquidated Damages, if any, on any Securities (or portions thereof) to be converted or for dividends on the shares of Common Stock issuable upon conversion.

        On conversion of a Security, that portion of accrued and unpaid interest, including Contingent Interest, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from May 9, 2003) through the date of conversion, and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any), and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

        The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any Cash payment in lieu of fractional shares) as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

10.    DENOMINATIONS; TRANSFER; EXCHANGE

        The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and multiplies of $1,000. A Holder may transfer or exchange Securities in accordance with, and subject to any applicable restrictions on transfer or exchange set forth in, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities under certain circumstances provided in the Indenture.

11.    PERSONS DEEMED OWNERS

        The Holder of this Security may be treated as the owner of this Security for all purposes.

12.    UNCLAIMED MONEY OR PROPERTY

        The Trustee and the Paying Agent shall return to the Company upon written request any money, securities or other property held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after the date upon which that payment became due, subject to any applicable unclaimed property law, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money, securities or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money, securities or other property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money, securities or other property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.    AMENDMENT; WAIVER

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions and their consequences may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture and the Securities may be amended without the consent of any Holders under circumstances set forth in Section 11.1 of the Indenture.

14.    DEFAULTS AND REMEDIES

        If an Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare the principal amount of and any accrued and unpaid interest and Contingent Interest, if any, through the date of acceleration on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the principal of and any accrued and unpaid interest and Contingent Interest, if any, on the Securities through the date of acceleration being declared due and payable immediately upon the occurrence of such Events of Default. Subject to the terms and conditions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding may rescind and annul an acceleration of the Securities and its consequences.

15.    CONSOLIDATION, MERGER, AND SALE OF ASSETS

        In the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as entirety to another Person, as described in Section 7.1 of the Indenture, the successor person (if other than the Company) or the person to which such conveyance, transfer or lease is made, as the case may be, shall succeed to and substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities and thereafter the Company shall be discharged from all obligations and covenants to Holders under the Indenture and the Securities.

16.    TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

        The Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Registrar.

17.    CALCULATIONS IN RESPECT OF THE SECURITIES

        The Company will be responsible for making all calculations called for under the Securities, the Indenture or the Registration Rights Agreement. These calculations include, but are not limited to, determination of the Market Prices and Last Reported Sale Prices for the Common Stock, the Trading

Price of the Securities, whether Contingent Interest shall be payable on the Securities, the amount of accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities, in the event that the Company shall elect to pay the Purchase Price or Change in Control Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock issuable to make such payment, the amount of Cash payable in respect of fractional shares of Common Stock, and the Conversion Price of the Securities as in effect from time to time and whether the conditions to conversion set forth in Section 12.1(a)(i) or 12.1(b)(i) of the Indenture have been satisfied. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent, upon written request, a schedule of its calculations and each of the Trustee, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

18.    NO RECOURSE AGAINST OTHERS

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Securities, or because of any indebtedness or obligation evidenced hereby or thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or any predecessor or successor, either directly or through the Company or any predecessor or successor. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.    AUTHENTICATION

        This Security shall not be valid or obligatory for any purpose or entitled to any benefit under the Indenture until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.    DISCHARGE

        Upon compliance by the Company with certain conditions set forth in the Indenture, the Indenture shall cease to be of further effect except for certain provisions, specified in the Indenture, which shall survive such discharge.

21.    ABBREVIATIONS

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.    GOVERNING LAW

        This Security shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

For value received, I or we assign and transfer this Security to
(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint attorney to transfer this Security on the books of the Company. The attorney may substitute another to act for him.
Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security. Your signature must correspond with the name as it appears on the face of this Security in every particular, without any change whatever.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

CONVERSION NOTICE

        This notice relates to the 3.875% Convertible Senior Debentures due 2033 (the "Securities") of Edwards Lifesciences Corporation, a Delaware corporation (the "Company," which terms includes any successor under the Indenture referred to below), issued pursuant to an Indenture, dated as of May 9, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

        The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion of this Security designated below, into Common Stock of the Company, upon the terms and subject to the conditions of the Indenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment of fractional shares, be issued in the name of and delivered to the undersigned (or to a DTC participant holding on behalf of the undersigned), unless a different name has been indicated below (in which case both such shares and any payment in respect of fractional shares will be made to the person indicated below). If shares are to be issued in the name of a person other than the undersigned, (i) the undersigned will pay all transfer taxes and other governmental charges payable in connection therewith and (ii) if the Securities being converted bear the Legend or are "restricted securities" (within the meaning of Rule 144 under the Securities Act of 1933), the undersigned is delivering herewith a duly executed and completed Common Stock Transfer Certificate and acknowledges that the undersigned may be required to deliver such legal opinions and other documents required by the Indenture before the undersigned or any other person will be entitled to receive any of such shares of Common Stock.

        To convert this Security into shares of Common Stock of the Company, check the box ☐

        To convert only a portion of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $                        . If you do not indicate the part of this Security to be converted, the entire Security will be converted.

        If you want the stock certificate made out in another person's name fill in the form below:

(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security. Your signature must correspond with the name as it appears on the face of this Security in every particular, without any change whatever.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

TRANSFER CERTIFICATE(4)

  Re:
  3.875% Convertible Senior Debentures due 2033 (the "Securities") of EDWARDS LIFESCIENCES CORPORATION (the "Company", which term includes any successor under the Indenture referred to below)

        This certificate relates to $             principal amount of Securities owned in (check applicable box)

        ☐ book-entry or    ☐ definitive form by                          (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated May 9, 2003 between the Company and JPMorgan Chase Bank, as trustee (as the same may be amended or supplemented from time to time, the "Indenture"), and in the Legend (as defined in the Indenture), and further certifies that the transfer of each such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Security is being transferred to the Company or a Subsidiary;

  ☐
  Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act;

  ☐
  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act provided by, and in accordance with, Rule 144 (or any successor provision thereto) ("Rule 144") under the Securities Act, if available;

  ☐
  Such Security is being acquired for the Transferor's own account, without transfer; or

  ☐
  Such security is being transferred pursuant to an effective registration statement under the Securities Act.

        The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which bears a Legend or which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

(4)
This certificate should only be included if this Security is a Transfer Restricted Security.

DATE:	Insert Name of Transferor
Signature(s) of Transferor Title:
(If the registered owner is a corporation, partnership, other entity or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

	By:	Authorized Signatory

        To be completed by transferee if the transfer is made pursuant to Rule 144A under the Securities Act (as defined above):

        The undersigned transferee represents and warrants (i) that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and is aware that the Securities (as defined above) are being transferred in reliance on Rule 144A under the Securities Act, (ii) the undersigned is acquiring the Securities for its own account or for the account of one or more other qualified institutional buyers over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Securities are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned by one of its executive officers. The undersigned transferee acknowledges and agrees that the Securities have not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth on the face thereof and in the Indenture relating thereto.

Dated:	Insert Name of Transferee

	By:	Executive Officer

COMMON STOCK TRANSFER CERTIFICATE(5)

  Re:
  Common Stock (the "Common Stock") of EDWARDS LIFESCIENCES CORPORATION (the "Company", which term includes any successor under the Indenture referred to below)

        This certificate relates to                          shares (the "Shares") of Common Stock owned in certificated form by                          (the "Transferor") or issuable upon conversion of 3.875% Convertible Senior Debentures due 2033 (the "Securities") of the Company owned by the Transferor.

        The Transferor has requested that the transfer agent of the Common Stock register the transfer of such Shares or, in the case of issuance of Shares upon conversion of Securities, that such Shares be registered in a name other than that of the Transferor (any such transfer or issuance being hereinafter called a "transfer").

        In connection with such request and in respect of each such Share, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Shares as provided in Section 12.10 of the Indenture dated May 9, 2003 between the Company and JPMorgan Chase Bank, as trustee (as the same may be amended or supplemented from time to time, the "Indenture"), and in the Restricted Common Stock Legend (as defined in the Indenture), and further certifies that the transfer of each such Share is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer of such Share does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Share is being transferred to the Company or a Subsidiary;

  ☐
  Such Share is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act provided by, and in accordance with, Rule 144 (or any successor provision thereto) ("Rule 144") under the Securities Act, if available; or

  ☐
  Such Share is being transferred pursuant to an effective registration statement under the Securities Act.
DATE:	Insert Name of Transferor
Signature(s) of Transferor Title:
(If the registered owner is a corporation, partnership, other entity or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

	By:	Authorized Signatory

(5)
This certificate should only be included if this Security is a Transfer Restricted Security.

EXHIBIT B

[FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION]

        THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF (X) THE ORIGINAL ISSUANCE DATE OF THE 3.875% CONVERTIBLE SENIOR DEBENTURES DUE 2033 (THE "DEBENTURES") OF THE ISSUER (AS DEFINED BELOW) UPON THE CONVERSION OF WHICH ANY OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED (OR, IF THE OVER-ALLOTMENT OPTION GRANTED TO J.P. MORGAN SECURITIES INC. WAS EXERCISED, THE ORIGINAL ISSUE DATE OF THE DEBENTURES ISSUED UPON THE EXERCISE OF SUCH OPTION) AND (Y) THE LAST DATE ON WHICH EDWARDS LIFESCIENCES CORPORATION (THE "ISSUER", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF ANY OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY OR ANY OF THE DEBENTURES UPON THE CONVERSION OF WHICH ANY SUCH SHARES OF COMMON STOCK WERE ISSUED, RESELL OR OTHERWISE TRANSFER ANY OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF ANY OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THEM TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM ANY OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

B-1

EXHIBIT C

[FORM OF PURCHASE NOTICE AND CHANGE IN CONTROL PURCHASE NOTICE]
OPTION OF HOLDER TO ELECT PURCHASE

        This notice relates to the 3.875% Convertible Senior Debentures due 2033 (the "Securities") of Edwards Lifesciences Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to below), issued pursuant to an Indenture (as the same may be amended or supplemented from time to time, the "Indenture"), dated as of May 9, 2003, between the Company and JPMorgan Chase Bank, as trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

        If you elect to have a Security purchased, in whole or in part, by the Company pursuant to Article IV of the Indenture, check the following box: ☐

        If you elect to have a Security purchased, in whole or in part, by the Company pursuant to Article V of the Indenture, check the following box: ☐

        If certificated, insert the certificate number(s) of the Securities you will be surrendering for repurchase:

        If your Securities are in book-entry form, insert the name of the broker, dealer or other person through whom you own your Securities:

        State the principal amount of Securities you want to be purchased (must be $1,000 in principal amount or an integral multiple of $1,000): $                        .

        On the terms and subject to the conditions provided in the Indenture, the undersigned hereby elects to have the Securities specified in the immediately preceding paragraph purchased on the applicable Purchase Date or Change in Control Purchase Date, as the case may be.

        If the Company elects, pursuant to the Indenture, to pay the Purchase Price or Change in Control Purchase Price, as the case may be, to be paid as of (i) the May 15, 2013 or the May 15, 2018 Purchase Dates or (ii) the Change in Control Purchase Date, as the case may be, in whole or in part, in Common Stock but such Purchase Price or Change in Control Purchase Price, as the case may be, shall ultimately be payable entirely in Cash because any of the conditions to the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, in Common Stock are not satisfied by the date specified in the Indenture, you elect (check only one of the following boxes):

  ☐
  to withdraw this notice as to some or all of the Securities to which this notice relates (State the principal amount of the Securities as to which such withdrawal shall relate: $                         (if you do not indicate the principal amount of the Securities to which such withdrawal relates, then such withdrawal shall relate to all of the Securities); and, if certificated, state the certificate number(s) as to which such withdrawal shall relate:                         ), or

  ☐
  to receive Cash in respect of the entire Purchase Price or Change in Control Purchase Price, as the case may be, for all Securities to which this notice relates.

If you fail to indicate your choice with respect to the foregoing election, you shall be deemed to have elected to receive Cash in respect of the entire Purchase Price or Change in Control Purchase Price, as the case may be, for all Securities subject to this notice under the foregoing circumstances described in this paragraph.

        The undersigned recognizes that the amount of Securities requested to be purchased above shall be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be, pursuant to the terms and subject to the conditions specified in the Indenture and the Securities, and further acknowledges and agrees that, as provided in the Indenture, the Company shall be entitled to extend any Purchase Date or Change in Control Purchase Date if necessary to comply with applicable law or regulation or any comment or request of the staff of the Securities and Exchange Commission.

        In the event that the Purchase Price or Change in Control Purchase Price, as the case may be, for the Securities is payable, in whole or in part, in Common Stock of the Company, the undersigned Holder directs that the shares issuable upon purchase, together with any check in payment of fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below (in which case both such shares and any payment in respect of fractional shares will be made to the person indicated below). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes and other governmental charges payable in connection therewith.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security. Your signature must correspond with the name as it appears on the face of this Security in every particular, without any change whatever.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

        If you want the stock certificate, if any, made out in another person's name, provide the following information with respect to such person:

Name
Social Security or Taxpayer Identification Number
Street Address
City, State and Zip Code

QuickLinks

TABLE OF CONTENTS
CROSS-REFERENCE TABLE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE II THE SECURITIES
ARTICLE III OPTIONAL REDEMPTION
ARTICLE IV PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
ARTICLE V PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL
ARTICLE VI COVENANTS
ARTICLE VII SUCCESSOR CORPORATION
ARTICLE VIII DEFAULTS AND REMEDIES
ARTICLE IX TRUSTEE
ARTICLE X DISCHARGE OF INDENTURE
ARTICLE XI AMENDMENTS
ARTICLE XII CONVERSION
ARTICLE XIII MISCELLANEOUS
Projected Payment Schedule(1) Per $1,000 Principal Amount at Maturity of Securities
EXHIBIT A [FORM OF FACE OF SECURITY]
EDWARDS LIFESCIENCES CORPORATION* 3.875% Convertible Senior Debentures due 2033
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
[FORM OF REVERSE OF SECURITY] 3.875% Convertible Senior Debentures due 2033
ASSIGNMENT FORM
CONVERSION NOTICE
TRANSFER CERTIFICATE(4)
COMMON STOCK TRANSFER CERTIFICATE(5)
EXHIBIT B [FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION]
EXHIBIT C [FORM OF PURCHASE NOTICE AND CHANGE IN CONTROL PURCHASE NOTICE] OPTION OF HOLDER TO ELECT PURCHASE